UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12
HC2 Holdings, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HC2 Holdings, Inc. 450 Park Avenue, 30th Floor New York, NY 10022

Notice of 2019 Annual Meeting
And
Proxy Statement

HC2 Holdings, Inc. 450 Park Avenue, 30th Floor New York, NY 10022

April 29, 2019
Dear HC2 Holdings, Inc. Stockholder:
It is my pleasure to invite you to attend the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) of HC2 Holdings, Inc. (“HC2” or the “Company”). We will hold the 2019 Annual Meeting on Thursday, June 13, 2019 at 11:00 a.m. Eastern Time at the law offices of Skadden, Arps, Slate, Meagher & Flom LLP at Four Times Square, New York, New York 10036.
This year we are furnishing our proxy materials via the Internet. Providing our proxy materials to stockholders electronically allows us to “be green” by conserving natural resources and reducing our printing and mailing costs related to the distribution of the proxy materials. To ensure your representation at the 2019 Annual Meeting, we urge you to cause your shares to be voted via the Internet at www.voteproxy.com or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials (the “Notice”) that you received in the mail and that is also provided on that website, or, if you have requested a paper copy of the proxy materials and the proxy card by mail, by signing, voting and returning your proxy card to HC2 Holdings, Inc., American Stock Transfer & Trust Company, LLC, ATTN: AST Mail Services, 6201 15th Avenue, Brooklyn, NY 11219. For specific instructions on how to vote your shares, please review the instructions for each of these voting options that are detailed in the Notice and in the accompanying Proxy Statement. Whether or not you expect to attend the 2019 Annual Meeting, please vote your shares in order to ensure the presence of a quorum. If you attend the 2019 Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.
The Notice and Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018 are available for viewing and printing under the “Investor Relations-Proxy Materials” section of our website at www.hc2.com. These materials were first sent or made available to stockholders on our website on or about April 29, 2019. Any stockholder may, at no cost to the stockholder, request to receive proxy materials in printed form by mail or electronically by e-mail. To ensure timely delivery, please be sure to complete this request by June 1, 2019. If you would like to receive a printed or e-mail copy of the proxy materials, you should follow the instructions for requesting such materials in the Notice. You will not otherwise receive a printed or e-mail copy of the proxy materials.
If you have any questions about the proposals to be voted on, please call our solicitor, Okapi Partners LLC at (877) 629-6356.
Thank you for your continued support and interest in HC2. We look forward to seeing you at the 2019 Annual Meeting on Thursday, June 13, 2019.

Very truly yours,

Philip A. Falcone Chairman, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2019
This proxy statement and the 2018 Annual Report are available at www.hc2.com (Investor Relations-Proxy Materials).

HC2 Holdings, Inc. 450 Park Avenue, 30th Floor New York, NY 10022

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
To be Held on Thursday, June 13, 2019, at 11:00 a.m. Eastern Time

April 29, 2019
To our Stockholders:
HC2 Holdings, Inc. (“HC2” or the “Company”) will hold its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) on Thursday, June 13, 2019 at 11:00 a.m. Eastern Time at the law offices of Skadden, Arps, Slate, Meagher & Flom LLP at Four Times Square, New York, New York 10036. At the 2019 Annual Meeting, holders of HC2’s outstanding common and preferred stock will be asked to vote upon the following proposals:

1.
To elect the five (5) nominees identified in the accompanying Proxy Statement as directors of the Company, each to hold office until the 2020 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

2.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers (also known as a “Say on Pay Vote”).

3.	To recommend, on a non-binding, advisory basis, whether the Say on Pay Vote should be held every one, two or three years (also known as a “Say on Frequency Vote”).

4.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

5.	To consider and take action upon any other business that may properly come before the 2019 Annual Meeting or any continuations, postponements or adjournments thereof.
Only stockholders of record of HC2’s common and preferred stock as of the close of business on April 16, 2019, which is the record date for the 2019 Annual Meeting, are entitled to notice of, and to vote at, the 2019 Annual Meeting and any continuations, adjournments or postponements of the 2019 Annual Meeting. A list of stockholders of record will be available at the 2019 Annual Meeting and for the 10 days prior to the 2019 Annual Meeting, during ordinary business hours, at the office of the Secretary of HC2, 450 Park Avenue, 30th Floor, New York, NY 10022.
All stockholders are cordially invited to attend the 2019 Annual Meeting. In order to be admitted to the 2019 Annual Meeting, you must bring with you proof of stock ownership as of the April 16, 2019 record date and a valid personal photo identification card, such as a driver’s license or passport.
Your vote is important. We appreciate your taking the time to vote promptly. After reading the accompanying Proxy Statement, please cause your shares to be voted at your earliest convenience to ensure the presence of a quorum. As described in the Notice of Internet Availability of Proxy Materials your shares may be voted over the Internet, by telephone, or, if you have requested a paper copy of the proxy materials and the proxy card by mail, by completing, signing and returning the proxy card in the postage pre-paid envelope accompanying the proxy materials. Submitting your proxy before the 2019 Annual Meeting will not preclude you from voting in person at the 2019 Annual Meeting if you decide to attend.

The Board of Directors of HC2 recommends that stockholders vote:

Voting Matter	Board Vote Recommendation	Page Reference For More Information
Proposal 1 — Election of Directors	FOR each nominee	8
Proposal 2 — Advisory vote on compensation of our named executive officers (“Say on Pay Vote”)	FOR	43
Proposal 3 — Advisory vote on frequency of holding Say on Pay Votes (“Say on Frequency Vote”)	EVERY ONE YEAR	44
Proposal 4 — Ratification of appointment of independent registered public accounting firm	FOR	45
If you have any questions about the proposals to be voted on, please call our solicitor, Okapi Partners LLC at (877) 629-6356.

By Order of the Board of Directors,

Joseph A. Ferraro Chief Legal Officer and Corporate Secretary

YOUR VOTE IS VERY IMPORTANT. PLEASE CAUSE YOUR SHARES TO BE VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE OR, IF YOU HAVE REQUESTED A PAPER COPY OF THE PROXY MATERIALS AND THE PROXY CARD BY MAIL, BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED WITH YOUR PROXY MATERIALS, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO DECIDE TO ATTEND THE 2019 ANNUAL MEETING MAY, IF THEY SO DESIRE, REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON.

AS DESCRIBED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, COPIES OF THE PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2018 ARE AVAILABLE AT WWW.HC2.COM (INVESTOR RELATIONS-PROXY MATERIALS).

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HC2 Holdings, Inc. 450 Park Avenue, 30th Floor New York, NY 10022

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2019

GENERAL INFORMATION ABOUT THE 2019 ANNUAL MEETING

Why Am I Receiving Proxy Materials?
The Board of Directors (the “Board”) of HC2 Holdings, Inc. (“HC2” or the “Company”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) to be held on June 13, 2019, at 11:00 a.m. Eastern Time at the law offices of Skadden, Arps, Slate, Meagher & Flom LLP at Four Times Square, New York, New York 10036, and any continuations, adjournments or postponements of the 2019 Annual Meeting. HC2 expects to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the 2019 Annual Meeting on or about May 2, 2019. The purpose of the 2019 Annual Meeting and the matters to be acted upon are set forth in this Proxy Statement, the Notice of Annual Meeting of Stockholders and the Notice.
Why Did I Receive a One-Page Notice of Internet Availability of Proxy Materials this Year Instead of a Full Set of Proxy Materials?
The rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) allow us to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018, by providing access to such documents on the Internet instead of mailing a printed copy of such proxy materials to each stockholder of record. The Notice provides instructions on how to access and review all of these proxy materials and how to submit your proxy on the Internet or by telephone. As described in the Notice, any stockholder, at no cost to the stockholder, may request to receive proxy materials in printed form by mail or electronically by e-mail. In order to ensure timely delivery, please be sure to complete this request by June 1, 2019. If you would like to receive a printed or e-mail copy of these proxy materials, you should follow the instructions for requesting such materials in the Notice. You will not otherwise receive a printed or email copy of the proxy materials. Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018 are available under the “Investor Relations-Proxy Materials” section of our website at www.hc2.com. These materials were first sent or made available to stockholders on our website on or about April 29, 2019.
Who Can Vote?
Stockholders who owned HC2’s common stock, Series A Convertible Participating Preferred Stock (“Series A Preferred Stock”) or Series A-2 Convertible Participating Preferred Stock (“Series A-2 Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”) as of the close of business on April 16, 2019 are entitled to vote at the 2019 Annual Meeting.
How Many Votes Do I Have?
Each share of common stock then outstanding on the record date entitles the holder thereof to one vote, without cumulation, on each matter to be voted upon at the meeting, as further described in this Proxy Statement. Holders of Preferred Stock will vote together as a single class with holders of common stock, on an as-converted basis, with respect to all matters before the 2019 Annual Meeting.
As of the record date for the 2019 Annual Meeting, there were (i) 45,629,254 shares of common stock, (ii) 6,375 shares of Series A Preferred Stock, equal to 1,520,387 shares of common stock on an as-converted basis, and (iii) 4,000 shares of Series

A-2 Preferred Stock, equal to 568,182 shares of common stock on an as-converted basis, in each case, outstanding and entitled to vote, or a total of 47,717,823 shares of common stock (including the Preferred Stock on an as-converted basis) outstanding and entitled to vote.
How Do I Vote?
Whether or not you plan to attend the 2019 Annual Meeting, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote in the manner you indicate. If you submit a proxy but do not indicate any voting instructions, your votes will be voted in accordance with the Board’s recommendations. Voting by proxy will not affect your right to attend the 2019 Annual Meeting.
If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, LLC, or if you have stock certificates registered in your name, you may vote:

VIA THE INTERNET
Follow the instructions included in the Notice to vote by Internet. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 12, 2019.

BY MAIL
As described in the Notice, you may request printed proxy materials, in which case you may complete, sign and return the proxy card in the postage pre-paid envelope accompanying the proxy materials so that it is received prior to the 2019 Annual Meeting.

BY TELEPHONE
Follow the instructions included in the Notice to vote by telephone. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 12, 2019.

IN PERSON
If you attend the 2019 Annual Meeting (if you are a record holder), you may deliver your completed proxy card in person or you may vote your shares in person by completing a ballot, which will be available at the 2019 Annual Meeting.

If your shares are held in “street name” (meaning the shares are held in the name of a bank, broker or other nominee who is the record holder), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

VIA THE INTERNET Follow the instructions you receive from the bank, broker or other nominee to vote by Internet.	BY MAIL You will receive instructions from the bank, broker or other nominee explaining how to vote your shares by mail.

BY TELEPHONE Follow the instructions you receive from the bank, broker or other nominee to vote by telephone.
IN PERSON
Contact the bank, broker or other nominee who holds your shares to obtain a legal proxy and bring it with you to the 2019 Annual Meeting. You will not be able to vote in person at the 2019 Annual Meeting unless you have a legal proxy from your bank, broker or other nominee.

How Does the Board Recommend that I Vote on the Proposals?

Voting Matter	Board Vote Recommendation	Page Reference For More Information
Proposal 1 — Election of Directors	FOR each nominee	8
Proposal 2 — Advisory vote on compensation of our named executive officers (“Say on Pay Vote”)	FOR	43
Proposal 3 — Advisory vote on frequency of holding Say on Pay Votes (“Say on Frequency Vote”)	EVERY ONE YEAR	44
Proposal 4 — Ratification of appointment of independent registered public accounting firm	FOR	45
If any other matter is presented at the 2019 Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her discretion. As of the time this Proxy Statement was printed, we knew of no matters that need to be acted on at the 2019 Annual Meeting, other than those described in this Proxy Statement.
May I Change or Revoke My Proxy?
You may change or revoke your previously submitted proxy at any time before the 2019 Annual Meeting or, if you attend the 2019 Annual Meeting in person, at the 2019 Annual Meeting.
If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:

•	By re-voting at a subsequent time by Internet or by telephone as instructed above;

•	By signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•
By delivering a signed revocation letter to Joseph A. Ferraro, the Company’s Corporate Secretary, at the Company’s address above before the 2019 Annual Meeting, which states that you have revoked your proxy; or

•
By attending the 2019 Annual Meeting and voting in person. Attending the 2019 Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the 2019 Annual Meeting that it be revoked.

Your latest dated proxy card, Internet or telephone vote is the one that is counted.
If your shares are held in the name of a bank, broker or other nominee, you may change your voting instructions by following the instructions of your bank, broker or other nominee.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or, if you have requested proxy materials, more than one proxy card, if you hold shares of our common stock or Preferred Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote or Instruct my Nominee How to Vote?
If your shares are registered in your name, they will not be voted if you do not vote by Internet, by telephone, by completing, signing and returning your proxy card, if you have requested printed proxy materials, or in person at the 2019 Annual Meeting, as described above under “How Do I Vote?”
With respect to shares held in street name, your bank, broker or other nominee generally has the discretionary authority to vote uninstructed shares on “routine” matters, but cannot vote such uninstructed shares on “non-routine” matters. A “broker non-vote” will occur if your bank, broker or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your bank, broker or other nominee chooses not to vote on a matter for which it does have discretionary voting authority. Proposals 1, 2, and 3 are considered non-routine matters under applicable rules, and therefore your bank, broker or other nominee does not have discretionary authority to vote your uninstructed shares on such matters. Therefore, if you hold your shares in street name, it is critical that you instruct your bank, broker or other nominee how to vote if you want your vote to be counted.
What Vote is Required to Approve Each Proposal and How are Votes Counted?
With respect to Proposal No. 1, each director must be elected by a majority of the votes cast by the holders of HC2’s common stock and Preferred Stock, voting as a single class (with the Preferred Stock voting on an as-converted basis). This means that the number of shares voted FOR each nominee must exceed 50% of the votes cast with respect to that nominee. The five nominees who receive a majority of FOR votes will be elected as directors. Voting stockholders may vote either FOR any or all of these nominees or AGAINST any or all of these nominees. Abstentions and broker non-votes will have no effect on the outcome of the election of these directors.
With respect to Proposal Nos. 2, 3 and 4, the favorable vote of a majority of the votes cast by the holders of HC2’s common stock and Preferred Stock, voting as a single class (with the Preferred Stock voting on an as-converted basis) will constitute the stockholders’ approval of the proposals, which in the case of Proposals 2 and 3, will be non-binding. For purposes of Proposal Nos. 2, 3 and 4, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. For purposes of Proposal Nos. 2, and 3, broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and employees may solicit proxies in person or by e-mail or other electronic means or by telephone. We will pay these directors, officers and employees no additional compensation for these services. We will ask banks, brokers and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable, out-of-pocket expenses.
In addition, we have retained Okapi Partners LLC to aid in the solicitation of proxies. We will pay Okapi Partners LLC fees of $9,000 plus reimbursement of its reasonable out-of-pocket costs for its services. If you have questions about the Annual Meeting or need additional copies of this Proxy Statement or additional proxy cards, please contact our proxy solicitation agent as follows:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Banks and Brokerage Firms, please call (212) 297-0720.
Stockholders, please call (877) 629-6356.

What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of the capital stock of HC2 outstanding and entitled to vote at the 2019 Annual Meeting, including its common stock and Preferred Stock, on an as-converted basis, is necessary to constitute a quorum at the 2019 Annual Meeting. Votes of stockholders of record who are present at the 2019 Annual Meeting in person or by proxy, broker non-votes and abstentions will be counted for purposes of determining whether a quorum exists. A quorum is necessary before business may be transacted at the 2019 Annual Meeting except that, even if a quorum is not present, with respect to some or all matters to be voted upon, the chairman of the 2019 Annual Meeting or the holders of shares having a majority of the voting power present, in person or by proxy, with respect to the matter or matters to be voted upon, shall have the power to adjourn the 2019 Annual Meeting, from time to time until a quorum is present with respect to such matter or matters to be voted upon. As of the record date for the 2019 Annual Meeting, there were (i) 45,629,254 shares of common stock, (ii) 6,375 shares of Series A Preferred Stock, equal to 1,520,387 shares of common stock on an as-converted basis, and (iii) 4,000 shares of Series A-2 Preferred Stock, equal to 568,182 shares of common stock on an as-converted basis, in each case, outstanding and entitled to vote, or a total of 47,717,823 shares of common stock (including the Preferred Stock on an as-converted basis) outstanding and entitled to vote. Thus, the holders of 23,858,912 shares of common stock or its equivalents must be present in person or represented by proxy at the meeting to have a quorum for the transaction of business.

How do I Attend the 2019 Annual Meeting?
The 2019 Annual Meeting will be held on Thursday, June 13, 2019 at 11:00 a.m. Eastern Time at the law offices of Skadden, Arps, Slate, Meagher & Flom LLP at Four Times Square, New York, New York 10036. In order to be admitted into the 2019 Annual Meeting, you must present a valid personal photo identification card, such as a driver’s license or passport. If your shares are held in street name, you must also bring with you proof of HC2 stock ownership as of the close of business on April 16, 2019, which is the record date for the 2019 Annual Meeting, such as the Notice you received from your bank or broker, or a bank or brokerage statement or a letter from your bank or broker evidencing your HC2 stock ownership at the close of business on the record date. The purpose of this requirement is to assist us in verifying that you are a stockholder of HC2. Should you require directions to the 2019 Annual Meeting, please call (212) 235-2691. You do not need to attend the 2019 Annual Meeting in order to vote.

BUSINESS HIGHLIGHTS

Fiscal year 2018 was a year of significant milestones for the Company. Our management team, including our named executive officers, oversaw the following significant developments of the Company.
Fiscal Year 2018 Corporate Performance Highlights
We believe that a skilled and motivated team of senior executives is essential to achieving positive results and implementing our business objectives. We have continued to structure our compensation program to provide our named executive officers and other senior executives with levels of compensation that we believe are necessary to retain their services and with incentives designed to achieve positive results and successfully implement our business objectives, in both the short and long term. As a result of the strong efforts by our current executive leadership team, we achieved a number of financial and strategic objectives during fiscal year 2018:

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DBM Global Inc. grew adjusted EBITDA 28% from the prior year, driven by positive execution of projects in the Western U.S., and successfully completed the acquisition of GrayWolf Industrial, a premier specialty maintenance, repair and installation services provider.

•
Global Marine Systems Limited (“Global Marine”) finished the year with a significantly increased backlog and received approximately $15 million in special cash dividends during the year from its joint venture with Huawei Tech. Investment Co., Limited. In October, HC2 announced that it was exploring strategic alternatives, including a potential sale, for Global Marine to realize additional value creation.

•
American Natural Gas, LLC delivered 11.8 million gasoline gallon equivalents in 2018, and continued to focus on increasing capacity utilization by increasing sales volumes across its network of existing compressed natural gas stations.

•
PTGi International Carrier Services, Inc. acquired Go2Tel.com, Inc., a well-established VoIP carrier that offers high-quality termination services primarily in Latin America and the Caribbean, and continued to focus on higher margin wholesale traffic mix and improved operating efficiencies.

•
Continental General Insurance Company (“Continental”) completed the acquisition of Humana Inc.’s approximately $2.4 billion long-term care insurance business, KMG America Corporation, recaptured two reinsurance treaties and recognized a gain of $47 million. At the end of 2018, Continental had cash and invested assets of approximately $4.0 billion.

•
Pansend Life Sciences, LLC completed the sale of BeneVir Biopharm, Inc. to Janssen Biotech, Inc. As a result of the sale, HC2 received approximately $73 million in cash, and is eligible to receive significant additional cash payments based on contingent milestones (regulatory approvals from the FDA, EU and Japan) and specific sales milestones. In addition, its portfolio company MediBeacon, Inc. received Breakthrough Device designation from the FDA for its Transdermal GFR Measurement System, which is intended to measure Glomerular Filtration Rate (GFR) in patients with impaired or normal renal function.

•
HC2 Broadcasting Holdings Inc. (“HC2 Broadcasting Holdings”), continued to acquire and invest in a vast portfolio of over-the-air broadcast television stations and licenses, and now reaches approximately 60% of the U.S. population. HC2 Broadcasting Holdings also established a strategic distribution partnership with the Christian Broadcasting Network for the launch of The CBN News Channel, the first 24-hour Christian television news channel. As the media landscape continues to change, the Company is positioning its Broadcasting business to be a compelling alternative distribution platform for content providers.

•	The Company also completed the refinancing of its 2019 Notes and extended the maturity of its new Senior Secured Notes to the end of 2021.

EXECUTIVE COMPENSATION AND GOVERNANCE HIGHLIGHTS

The following is an overview of the highlights of our compensation and governance structure, and the fundamental compensation and governance policies and practices we do and do not use.

WHAT WE DO		WHAT WE DON’T DO
✓	Majority voting for directors in uncontested elections	✗	No excise tax gross-ups upon a change in control
✓	Actively engage with stockholders and act on stockholder feedback	✗	No hedging activities by our executives and directors
✓	Use of performance-based compensation to align the interests of our executives and stockholders	✗	No defined benefit or supplemental retirement plans
✓	Minimum Vesting Requirement - one year from the date an award is made	✗	No perquisites or other personal benefits to executive officers that are not available to all employees
✓	Double-Trigger Vesting - a “change in control” must also be accompanied by a qualifying termination to trigger acceleration of vesting	✗	No dividends on unvested equity awards until, and only to the extent that, those awards vest
✓	Engage an independent compensation consultant to review and provide recommendations regarding our executive compensation program	✗	No repricing or buyouts of underwater options or stock appreciation rights
✓	Stock option exercise prices and SAR grant prices at or above the fair market value on the grant date	✗	No liberal recycling provisions or “evergreen” provisions in equity plans
✓	Robust succession planning for our CEO
✓	Encourage continuing education for directors

ELECTION OF DIRECTORS

(PROPOSAL 1)
The size of our Board is determined by resolution of the Board, subject to the requirements of our Second Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Fourth Amended and Restated By-laws. Our Board currently consists of the following five directors: Philip A. Falcone, Wayne Barr, Jr., Warren H. Gfeller, Lee S. Hillman and Robert V. Leffler, Jr., each of whom is nominated for election at the 2019 Annual Meeting.
The Board will continue to evaluate the size of the Board and make adjustments as needed to meet the current and future needs of the Company.
At the recommendation of our Nominating and Governance Committee, our Board has nominated each of Messrs. Falcone, Barr, Gfeller, Hillman and Leffler for election as a director at the 2019 Annual Meeting, to hold office until the Annual Meeting of Stockholders in 2020 and until his successor is duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.
Messrs. Falcone, Barr, Gfeller, Hillman and Leffler are to be elected by a majority of the votes cast by holders of HC2’s common stock and Preferred Stock, voting as a single class (with the Preferred Stock voting on an as-converted basis).
If you vote by proxy, the proxy holders will vote your shares in the manner you indicate. If you submit a proxy, but do not indicate any voting instructions, the proxy holders will vote the shares of common stock represented thereby for the election as directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors.
Each nominee has consented to be named in this Proxy Statement, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve or for good cause will not serve as a director, it is intended that proxies will be voted for a substitute nominee designated by the Board, or, in the discretion of the Board, the Board may elect to reduce its size.
The principal occupations and certain other information about the nominees for director (including the skills and qualifications that led to the conclusion that they should serve as directors) are set forth below.

Board Recommendation
The Board unanimously recommends a vote “FOR” the election of Messrs. Falcone, Barr, Gfeller, Hillman and Leffler as directors.

BOARD OF DIRECTORS
Information Regarding Directors
Set forth below is certain information with respect to our nominees for election as directors at the 2019 Annual Meeting, all of whom are current directors of the Company. This information has been provided by each director or director nominee at the request of the Company. None of the directors or nominees is related to any other director or nominee or to any executive officer of the Company. Each of the director nominees has been nominated by our Board for election at the 2019 Annual Meeting, to hold office until the Annual Meeting of Stockholders in 2020 and until his successor is duly elected and qualified.
Director Nominees

Name	Age	Independent	Committee Membership	Director Since
Philip A. Falcone	56	No	—	2014
Wayne Barr, Jr.	55	Yes	Audit Committee, Compensation Committee, Nominating and Governance Committee	2014
Warren H. Gfeller	66	Yes	Audit Committee (Chair), Compensation Committee, Nominating and Governance Committee	2016
Lee S. Hillman	63	Yes	Audit Committee, Compensation Committee, Nominating and Governance Committee	2016
Robert V. Leffler, Jr.	73	Yes	Audit Committee, Compensation Committee (Chair), Nominating and Governance Committee (Chair)	2014

Philip A. Falcone, Chairman of the Board Age: 56 Director Since: 2014
Mr. Falcone has served as a director of HC2 since January 2014, and as Chairman, President, and Chief Executive Officer of HC2 since May 2014 and is a director of several of HC2’s subsidiaries. Mr. Falcone served as a director, Chairman of the Board and Chief Executive Officer of HRG Group, Inc. (f/k/a Harbinger Group Inc., “HRG”) from July 2009 to November 2014. From July 2009 to July 2011, Mr. Falcone also served as the President of HRG. Mr. Falcone is also the Chief Investment Officer and Chief Executive Officer of Harbinger Capital Partners LLC (“Harbinger Capital”), and is the Chief Investment Officer of other Harbinger Capital affiliated funds. Mr. Falcone co-founded the funds affiliated with Harbinger Capital in 2001. Mr. Falcone has over two decades of experience in leveraged finance, distressed debt and special situations. Prior to joining the predecessor of Harbinger Capital, Mr. Falcone served as Head of High Yield trading for Barclays Capital. From 1998 to 2000, he managed the Barclays High Yield and Distressed trading operations. Mr. Falcone held a similar position with Gleacher Natwest, Inc., from 1997 to 1998. Mr. Falcone began his career in 1985, trading high yield and distressed securities at Kidder, Peabody & Co. Mr. Falcone served as a member of the Board of Directors of Inseego Corp. (NASDAQ: INSG) (“Inseego”), a provider of intelligent wireless solutions for the worldwide mobile communications market from 1994 through August 2018, as its Chairman of the Board from May 2017 through August 2018, and as a member of its Audit Committee from June 2017 through August 2018. Mr. Falcone received an A.B. in Economics from Harvard University.

Wayne Barr, Jr. Age: 55 Director Since: 2014

Mr. Barr has served as a director of HC2 since January 2014 and is a director of several of HC2’s subsidiaries. Mr. Barr is the principal of Oakleaf Consulting Group LLC, a management consulting firm focusing on technology and telecommunications companies, which he founded in 2001. Mr. Barr has served as Executive Chairman, President and CEO of CCUR Holdings, Inc. (OTCQB: CCUR) since 2016 and has been a member of the board of directors of Alaska Communications Group, Inc. (NASDAQ: ALSK) since March 2018. Mr. Barr also co-founded and was president from 2003 to 2008 of Capital & Technology Advisors, a management consulting and restructuring firm and served as Managing Director of Alliance Group of NC, LLC, a full service real estate firm providing brokerage, planning and consulting services throughout North Carolina to a wide variety of stakeholders including landowners, developers, builders and investors, from 2013 through September 2018. Mr. Barr has previously served on the boards of directors of several companies, including as a director of Aviat Networks, Inc. (NASDAQ: AVNW) from November 2016 to November 2018. Mr. Barr received his J.D. degree from Albany Law School of Union University and is admitted to practice law in New York State. He is also a licensed real estate broker in the state of North Carolina.

Warren H. Gfeller Age: 66 Director Since: 2016

Mr. Gfeller has served as a director of HC2 since June 2016 and has been a director of Global Marine Holdings, LLC, a majority-owned subsidiary of HC2 since June 2018. He has been a member of the board of directors of Crestwood Equities Partners LP (NYSE: CEQP) since 2013, where he serves as Lead Director, Compensation Committee Chairman and as a member of the Finance Committee. He served as Lead Director and as a member of the Compensation Committee of Crestwood Midstream Partners LP from 2013 until its merger with Crestwood Equities Partners LP in November 2015. Mr. Gfeller served as Lead Director and Chairman of the Audit Committee of Inergy Holdings, L.P. from 2001 to 2013, Inergy Midstream Partners from 2011 to 2013 and Inergy Holdings GP LLC from 2005 to 2011. Mr. Gfeller served as Lead Director, Chairman of the Audit Committee and as a member of the Compensation Committee of Zapata Corporation from 1997 to 2009, and as Chairman of the Board and a member of the Audit Committee of Duckwall-Alco Stores, Inc. from 2003 to 2009. Mr. Gfeller also served as a director of Houlihan’s Restaurant Group from 1993 to 1998 and as a director of Synergy Gas, Inc. from 1992 to 1995. He also served as President and Chief Executive Officer from 1986 to 1991, and as a Director from 1987 to 1991, of Ferrellgas, Inc. (now Ferrellgas Partners LP (NYSE: FGP)) (“Ferrellgas”), a retail and wholesale marketer of propane and other natural gas liquids. Mr. Gfeller began his career with Ferrellgas in 1983, as an executive vice president and financial officer. Prior to joining Ferrellgas, Mr. Gfeller was the Chief Financial Officer of Energy Sources, Inc. from 1978 to 1983 and a Certified Public Accountant at Arthur Young & Co. from 1974 to 1978. Mr. Gfeller received a Bachelor of Arts degree from Kansas State University.

Lee S. Hillman Age: 63 Director Since: 2016

Mr. Hillman has served as a director of HC2 since June 2016. He has served as President of Liberation Advisory Group, a private management consulting firm, since 2003. Mr. Hillman has also served as Chief Executive Officer of Performance Health Systems, LLC, a business distributing Power Plate™ and bioDensity® branded, specialty health and exercise equipment since 2012, and its predecessor since 2009. From February 2006 to May 2008, Mr. Hillman served as Executive Chairman and Chief Executive Officer of Power Plate International and from 2004 to 2006 as Chief Executive Officer of Power Plate North America. Previously, from 1996 through 2002, Mr. Hillman was Chief Executive Officer of Bally Total Fitness Corporation, then the world’s largest fitness membership club business. Mr. Hillman has served as a member of the Board of Directors of Lawson Products, Inc. (NASDAQ:LAWS) since 2004, where he has served as the Lead Independent Director since March 2017 and as a member of its Audit Committee since 2004 as well as Chair of its Compensation Committee since 2006. Mr. Hillman has also served as a board member of Business Development Corporation of America since February 2017 and as Chair of its Audit Committee since April 2018 and as trustee and member of the Audit Committee of Adelphia Recovery Trust since February 2007. Previously Mr. Hillman has served as a member of the Board of Directors and as the Chairman or as a member of the Audit Committees of: HealthSouth Corporation (2003-2005), Wyndham International (2004-2005), RCN Corporation (where he also served as Chairman of the Board) (2004-2010), Bally Total Fitness Corporation (where he was Chairman of the Board) (1996-2002) and Professional Diversity Network, Inc. (NASDAQ: IPDN) (where he also served as a member of its Compensation Committee and Nominating Committee in 2016) (2016-2017). Mr. Hillman received a Masters of Business Administration from the University of Chicago’s Booth Graduate School of Business and a Bachelor of Science in Finance and Accounting from the Wharton School of the University of Pennsylvania. Mr. Hillman is a Certified Public Accountant and former audit partner with Ernst & Young.

Robert V. Leffler, Jr.. Lead Independent Director Age: 73 Director Since: 2014

Mr. Leffler has served as a director of HC2 since September 2014. Mr. Leffler is semi-retired but now operates Milton Drive Consulting, LLC. He formerly owned The Leffler Agency, Inc., a full service advertising agency, from 1984 to 2016. The firm specialized in the areas of sports/entertainment and media. Previously headquartered in Baltimore, the agency also had an office in Tampa and operated in 20 U.S. markets. The Leffler Agency also had a subsidiary media buying service, Media Moguls, LLC, which specialized in mass retail media buying. Mr. Leffler previously served as a director and Chairman of the Compensation Committee of HRG from 2008 to 2013 and a director and Chairman of the Compensation Committee of Zapata, Inc. from 1995 to 2008. Mr. Leffler holds a B.A. in social science/history from Towson University and an M.A. in Urban Studies and Popular Culture History from Morgan State University.

Analysis of Our Directors in Light of Our Business
We are a diversified holding company with eight reportable operating segments based on management’s organization of the enterprise: Construction, Marine Services, Energy, Telecommunications, Insurance, Life Sciences, Broadcasting and Other, which includes businesses that do not meet the separately reportable segment thresholds. We expect to continue to focus on acquiring and investing in businesses with attractive assets that we consider to be undervalued or fairly valued and growing our acquired businesses.
Our Board has considered the experience, qualifications, attributes and skills of its members in light of our business and structure, and concluded that each of our current directors should serve on the Board. In particular, the Board considered:

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Mr. Falcone’s success in the growth of HRG during his tenure as Chairman of the Board and Chief Executive Officer, as well as his extensive investment experience consisting of over two decades in leveraged finance, distressed debt and special situations.

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Mr. Barr’s experience as a director in the telecommunications and technology industries and his knowledge regarding management consulting matters, which are valuable to HC2 and the Board, especially in light of its telecommunications operations.

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Mr. Gfeller’s experience in the energy industry and prior experience in various executive positions, as well as his service on the boards of directors of publicly traded companies, coupled with his extensive financial and accounting training and practice.

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Mr. Hillman’s experience in managing and restructuring businesses and prior experience in various executive positions, as well as his service as a director on other publicly traded U.S. and international companies and as a former audit/assurance partner of an international accounting firm.

•	Mr. Leffler’s experience in the media industry, as well as his service on the board of directors of HRG from 2008 until 2013 and Zapata, Inc. from 1995 to 2008.

Certain Legal Proceedings Affecting Mr. Falcone
On September 16, 2013, the United States District Court for the Southern District of New York entered a final Judgment (the “Final Judgment”) approving a settlement between the SEC and Harbinger Capital, Harbinger Capital Partners Special Situations GP, LLC, Harbinger Capital Partners Offshore Manager, L.L.C., and Philip A. Falcone (collectively, the “HCP Parties”), in connection with two civil actions previously filed against the HCP Parties by the SEC. One civil action alleged that Harbinger Capital Partners Special Situations GP, LLC, Harbinger Capital Partners Offshore Manager, L.L.C., and Mr. Falcone violated the anti-fraud provisions of the federal securities laws by engaging in market manipulation in connection with the trading of the debt securities of a particular issuer from 2006 to 2008. The other civil action alleged that Harbinger Capital and Mr. Falcone violated the anti-fraud provisions of the federal securities laws in connection with a loan made by Harbinger Capital Partners Special Situations Fund, L.P. to Mr. Falcone in October 2009 and in connection with the circumstances and disclosure regarding alleged preferential treatment of, and agreements with, certain fund investors.
The Final Judgment bars and enjoins Mr. Falcone for a period of five years (after which he may seek to have the bar and injunction lifted) from acting as or being an associated person of any “broker,” “dealer,” “investment adviser,” “municipal securities dealer,” “municipal adviser,” “transfer agent,” or “nationally recognized statistical rating organization” (as those terms are defined under the federal securities laws, collectively, the “Specified Entities”).
During the period of the bar, Mr. Falcone may remain associated with Harbinger Capital and certain other Harbinger Capital-related entities, provided that, during such time, Mr. Falcone’s association will be limited as set forth in the Final Judgment. The HCP Parties must take all actions reasonably necessary to expeditiously satisfy all redemption requests of investors in the Harbinger Capital-related funds, which may include the orderly disposition of Harbinger Capital-related fund assets. In addition, during the bar period, the HCP Parties and certain Harbinger Capital-related entities may not raise new capital or make capital calls from existing investors. The Final Judgment required the HCP Parties to pay disgorgement, prejudgment interest, and civil penalties totaling approximately $18 million. In addition, certain of the activities of the HCP Parties at the Harbinger Capital-related funds were subject to the oversight of an independent monitor for two years.

Additionally, on October 7, 2013, HRG, Fidelity & Guaranty Life (f/k/a, Harbinger F&G, LLC, “FGL”), a subsidiary of HRG, Fidelity & Guaranty Life Insurance Company of New York (“FGL NY Insurance”), a subsidiary of FGL, and Mr. Falcone delivered a commitment (the “NYDFS Commitment”) to the New York State Department of Financial Services (“NYDFS”) pursuant to which Mr. Falcone agreed for a period of up to seven years that he will not, directly or indirectly, individually or through any person or entity, exercise control (within the meaning of New York Insurance Law Section 1501(a)(2)) over FGL NY Insurance or any other New York-licensed insurer. In connection with the NYDFS Commitment, neither Mr. Falcone nor any employee of Harbinger Capital, may (i) serve as a director or officer of FGL or (ii) be involved in making investment decisions for FGL’s portfolio of assets or any funds withheld account supporting credit for reinsurance for FGL. The NYDFS Commitment provides that: (i) Mr. Falcone may continue to own any direct or indirect interest in HRG and serve as an officer or director of HRG and (ii) HRG may continue to own any direct or indirect interest in FGL NY Insurance and any other New York-licensed insurer. Any other activities related solely to FGL (other than FGL NY Insurance) are not prohibited and HRG executives may continue to serve on FGL’s board of directors. In addition, in connection with its re-domestication to Iowa, on October 7, 2013, Fidelity & Guaranty Life Insurance Company (“FGL Insurance”), a subsidiary of FGL, agreed to the conditions set by the Iowa Insurance Commissioner (together with the NYDFS Commitment, the “Commitments”) that neither Mr. Falcone nor any employees of Harbinger Capital may serve as an officer or director of FGL Insurance or FGL (but FGL Insurance may request that the Iowa Insurance Division lift this restriction after five years) and neither Mr. Falcone nor Harbinger Capital will be involved in making investment decisions for FGL Insurance or any funds withheld account that supports credit for reinsurance for FGL Insurance for five years. Our Insurance Company is not licensed to operate in New York State, and does not currently operate in New York State; therefore, the ban does not apply to our Insurance Company.
Director Independence
HC2’s common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “HCHC.” Under the corporate governance listing standards of the NYSE, at least a majority of the Company’s directors, and all of the members of the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee, must meet the test of “independence” as defined under the listing standards of the NYSE. The NYSE listing standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine that a director has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. We have also adopted director independence standards included in our Guidelines (as defined below under “Corporate Governance Guidelines”), which our Board uses to determine if a particular director is independent.
In addition to the independence standards discussed above, members of the Audit Committee must satisfy enhanced independence requirements established by the SEC and the NYSE for audit committee members. Specifically, members of the Audit Committee may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation and they may not be an affiliated person of Company or any of its subsidiaries.
Finally, in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee, including (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and (2) whether the director is affiliated with the Company, its subsidiaries or its affiliates.
In March 2019, the Board undertook a review of director independence. During this review, the Board considered, among other things, relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand. The purpose of the review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent as defined under the NYSE listing standards and our Guidelines, as well as the additional independence requirements applicable to Audit Committee and Compensation Committee members. Based on the review, our Board has affirmatively determined that Messrs. Barr, Gfeller, Hillman and Leffler are independent directors under NYSE listing standards and our Guidelines and are independent for purposes of serving on the Audit Committee, Compensation Committee and Nominating and Governance Committee.

Board Committees
Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Our committees are composed entirely of independent directors as defined under the rules, regulations and listing qualifications of the NYSE. From time to time, our Board may also create additional committees for special purposes.
The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Philip A. Falcone
Wayne Barr, Jr.*	✓	✓	✓
Warren H. Gfeller*		✓	✓
Lee S. Hillman*	✓	✓	✓
Robert V. Leffler, Jr.	✓

Number of Meetings Held During 2018	4	9	3
*    Audit Committee financial expert
Chair of the Committee
Audit Committee and Audit Committee Financial Expert
The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During the year ended December 31, 2018, the Audit Committee held four meetings. The Audit Committee currently consists of Warren H. Gfeller (Chairman), Wayne Barr, Jr., Lee S. Hillman and Robert V. Leffler, Jr., each of whom is an independent director. Our Board has determined that each of Messrs. Barr, Gfeller and Hillman qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Board has considered the qualifications of the current members of the Audit Committee and has determined that they possess the skills necessary to review and analyze the Company’s financial statements and processes and to fulfill their other duties in accordance with the terms of the Audit Committee Charter.
The Audit Committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing the Company’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm, reviewing the Company’s internal audit function, reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to the Company’s code of conduct (the “Code of Conduct”) and other policies and procedures regarding adherence with legal requirements. The Audit Committee’s duties are set forth in the Audit Committee Charter. A copy of the Audit Committee Charter is available under the “Investor Relations-Corporate Governance” section of our website at www.hc2.com.
Compensation Committee
During the year ended December 31, 2018, the Compensation Committee held nine meetings. The Compensation Committee currently consists of Robert V. Leffler, Jr. (Chairman), Wayne Barr, Jr., Warren H. Gfeller and Lee S. Hillman, each of whom is independent and a “non-employee director” as defined by Rule 16b-3 under the Exchange Act.
The Compensation Committee is primarily responsible for evaluating and establishing the compensation of our Chief Executive Officer (our “CEO”), our other executive officers and recommending for Board approval the compensation for our non-employee directors. The Compensation Committee is also responsible for administering our equity compensation plans, which includes the authority to decide compensation matters pertaining to the Second Amended and Restated 2014 Omnibus Equity Award Plan (the “Second Amended 2014 Plan”), including the approval of equity instruments under the Second Amended 2014 Plan as well as administering and approving the Company’s annual incentive plan, if any. The CEO recommends to the Compensation Committee the compensation for our executive officers other than the CEO. The Compensation Committee is responsible for reviewing and assessing whether the Company’s compensation program encourages excessive risk and determines whether it is competitive in the marketplace. The Delaware General Corporation Law (the “DGCL”) generally permits the Compensation Committee to delegate its authority and responsibilities to subcommittees consisting of one or more members of such committee. A copy of the Compensation Committee Charter is available under the “Investor Relations-Corporate Governance” section of our website at www.hc2.com.
In addition, the Compensation Committee has the sole authority to hire, and to dismiss, a compensation consultant.
Nominating and Governance Committee
During the year ended December 31, 2018, the Nominating and Governance Committee held three meetings. The Nominating and Governance Committee currently consists of Robert V. Leffler, Jr. (Chairman), Wayne Barr, Jr., Warren H. Gfeller and Lee S. Hillman.
The Nominating and Governance Committee is responsible for (i) identifying, reviewing and evaluating candidates to serve as directors of the Company, (ii) serving as a focal point for communication between such candidates, non-committee directors and the Company’s senior management, (iii) recommending such candidates to the Board, and (iv) making such other recommendations to the Board regarding the governance affairs relating to the directors of the Company (excluding director compensation, which is the responsibility of the Compensation Committee) and advising the Board with respect to Board composition, procedures and committees. The Nominating and Governance Committee’s duties are set forth in the Nominating and Governance Committee Charter. A copy of the Nominating and Governance Committee Charter is available under the “Investor Relations-Corporate Governance” section of our website at www.hc2.com.
Corporate Governance Guidelines
The Board has approved, following recommendation by the Nominating and Governance Committee, Corporate Governance Guidelines (the “Guidelines”), which address director qualifications and independence standards, responsibilities of the Board, access to management and independent advisors, certain Board compensation matters, procedures for review of related party transactions, Board orientation and continuing education, Board committees, succession planning, communications with stockholders and the media, and certain matters with respect to our Code of Conduct. A copy of the Guidelines is available under the “Investor Relations-Corporate Governance” section of our website at www.hc2.com.
Director Nomination Process
The Nominating and Governance Committee has the primary responsibility for identifying, evaluating, reviewing and recommending qualified candidates to serve on the Board. The Nominating and Governance Committee considers the following factors set forth in the Nominating and Governance Committee Charter in selecting candidates for Board service: experience, skills, expertise, diversity (“Diversity Considerations”), personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and other relevant factors deemed appropriate in the context of the needs of the Board. In evaluating Diversity Considerations, the Nominating and Governance Committee utilizes an expansive definition of diversity that includes differences of experience, education and talents, among other things. While the Nominating and Governance Committee does not have a formal diversity policy, it seeks to achieve a range of talents, skills and expertise on the Board and evaluates each nominee with regard to the extent to which he or she contributes to this overall mix.
The Nominating and Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors and stockholders, members of management, the Company’s advisors, and executive search firms. The Nominating and Governance Committee will consider director candidates recommended by stockholders, in accordance with the procedures described below, and will evaluate such director candidates in the same manner that it evaluates candidates recommended by other sources. For those potential new director candidates who appear upon first consideration to meet the Board’s selection criteria, the Nominating and Governance Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates. Directors are obligated to complete orientation training concerning the Company and to comply with limitations on outside activities that directors may engage in without Board approval.
Stockholders may submit written recommendations of director candidates by submitting such recommendation, including the candidate’s name and contact information and a statement of the candidate’s background and qualifications, to HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: Corporate Secretary.

The Nominating and Governance Committee is responsible for reviewing and making a recommendation to the Board regarding the continued service of the Company’s directors, (i) based upon service to the Company during a director’s term, attendance, participation, quality of performance and actual or potential conflicts of interest, and (ii) in the event an employee director’s employment with the Company is terminated for any reason or a non-employee director changes his/her primary job responsibility since the time such director was most recently elected to the Board. The Guidelines provide that members of the Company’s management serving on the Board who cease to serve as a member of the Company’s management shall offer his or her resignation from the Board effective on the last date of employment; while the Board need not accept such offer of resignation, in general a member of the Company’s management shall not continue to serve as a member of the Board following such cessation of employment. The Guidelines also provide that members of the Board will offer to resign from the Board upon the occurrence of certain specified sanctions, charges or admissions of fault or liability, subject to the Board’s refusal to accept such resignations in certain circumstances.
The Nominating and Governance Committee Charter and the Guidelines are intended to provide a flexible set of criteria for the effective functioning of the Company’s director nomination process. The Nominating and Governance Committee intends to review its Charter and the Guidelines at least annually and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating and Governance Committee may recommend to the Board for approval amendments to the Nominating and Governance Committee Charter and Guidelines at any time.
Stockholder and Other Interested Party Communications with the Board and/or Non-Employee Directors
The Board welcomes communications from the Company’s stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may send written communications to the Board or the non-employee directors by writing to the Board or the non-employee directors at the following applicable address: Board/Non-Employee Directors, HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: Corporate Secretary. Communications by e-mail should be addressed to corpsec@hc2.com and marked “Attention: Corporate Secretary” in the “Subject” field. The Corporate Secretary will review and forward all communications from stockholders or other interested parties to the intended recipient.
Meeting Attendance
During the year ended December 31, 2018, our Board held 11 meetings. During 2018, each of our directors attended more than 75% of the aggregate number of meetings of our Board held during the period in which he was a director and the committees on which he served during the periods that he served. Directors are expected, absent schedule conflicts, to attend our Annual Meeting of Stockholders each year. All our then-serving directors and director nominees attended the 2018 Annual Meeting of Stockholders.
Code of Conduct
We have adopted a Code of Conduct applicable to all directors, officers and employees, including the CEO, senior financial officers and other persons performing similar functions. The Code of Conduct is a statement of business practices and principles of behavior that support our commitment to conducting business in accordance with the highest standards of business conduct and ethics. Our Code of Conduct covers, among other things, compliance resources, conflicts of interest, compliance with laws, rules and regulations, internal reporting of violations and accountability for adherence to the Code of Conduct. A copy of the Code of Conduct is available under the “Investor Relations-Corporate Governance” section of our website at www.hc2.com. Any amendment of the Code of Conduct or any waiver of its provisions for a director or executive officer must be approved by the Board or a duly authorized committee thereof. We intend to post on our website all disclosures that are required by law or the rules of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Conduct.
Board Leadership Structure
The Company’s leadership structure consists of a combined Chairman of the Board and Chief Executive Officer and a Lead Independent Director. At this time, the Board believes that it is in the best interests of the Company to have Mr. Falcone serve as Chairman and Chief Executive Officer to implement the short- and long-term strategies of the Company, particularly in light of Mr. Falcone’s acquisition and investment experience. The Board believes that this joint position provides it with the ability to perform its oversight role over management with the benefit of a management perspective as to the Company’s business strategy and all other aspects of the business.

The Guidelines provide that the Chairman shall be elected annually by the Board and that in the event the Chairman is neither a non-executive nor an “independent” director, the Board shall select another director to serve as “Lead Independent Director” from among the members of the Board that are determined at that time by the Board to be “independent.” The Chairman may be removed as Chairman at any time by a majority of the members of the Board.
With the position of Lead Independent Director, our governance structure provides a form of leadership that allows the Board to function distinct from management, capable of objective judgment regarding management’s performance, and enables the Board to fulfill its duties effectively and efficiently. Mr. Leffler currently serves as the Company’s Lead Independent Director. The Board also believes that the strength of its independent directors, each of whom serves on the Board without any affiliation with management or any stockholder group, mitigates the risk of any potential conflicts that might result from combining the roles of Chief Executive Officer and Chairman.
The Chairman of the Board’s duties include:

•	presiding over all meetings and strategy sessions of the Board;

•	preparing the agenda for Board meetings with the Corporate Secretary and in consultation with the other members of the Board;

•	ensuring information flows openly between senior management and the Board; and

•	presiding over all meetings of stockholders.

The Lead Independent Director’s duties include:

•	convening and presiding over executive sessions of the independent directors;

•	setting the agenda of and leading meetings of the independent directors;

•	briefing the Chairman and Chief Executive Officer regarding issues arising during executive sessions, as necessary;

•	collaborating with the Chairman and Chief Executive Officer to determine the Board agenda and Board information;

•	consultations with the independent directors and the committee chairpersons; and

•	facilitating Board communication among the independent directors outside of Board meetings.

Board Role in Risk Oversight

The Board supervises and has control over the Company’s governance and compliance processes and procedures. As part of this role, the Board has overall responsibility for risk supervision, with a focus on material risks facing the Company. The Board primarily discharges its risk supervision responsibilities through its Audit Committee and Compensation Committee functions, each of which reports its activities to the Board. The risk supervision responsibilities of the Board’s committees include the following:

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Audit Committee. The Audit Committee is responsible for the supervision of risk policies and processes relating to the Company’s financial statements and financial reporting processes. This Committee reviews the Company’s risk management procedures and policies and discusses with management the Company’s material operating and financial risk exposures and the manner in which such exposures are managed. The Audit Committee also discusses these potential risks with the Company’s outside independent registered public accounting firm responsible for auditing the Company’s books, records and financial statements.

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Compensation Committee. The Compensation Committee is responsible for evaluating potential compensation-related risks and supervising management’s assessment of risks related to employee compensation policies and programs, as discussed further below under “Risk Considerations in Our Compensation Program.”

HC2’s CEO and other members of the Company’s senior management team primarily design, implement, execute and monitor HC2’s risk management policies and procedures. The Audit Committee meets with our senior management team periodically to review HC2’s risk management practices. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Risk Considerations in Our Compensation Program
Our Compensation Committee, on an ongoing basis, reviews, assesses and discusses with management (i) whether the compensation of the Company’s employees (including named executive officers) encourages employees to engage in excessive risk, (ii) the relationship between risk and management policies, practices and compensation, and (iii) compensation policies and practices that could mitigate any such risk. Our Compensation Committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company, particularly in light of the following factors:

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Our use of a variety of elements in our compensation program, such as base salary, annual performance-based incentive compensation and equity awards, which provide a balance of long- and short-term incentives;

•	Our use of a variety of financial and strategic performance objectives within our compensation elements, which helps ensure that the Company’s overall business strategy is appropriately promoted; and

•	Our internal controls and procedures, which help us to monitor excessive or inappropriate risk taking.
Director Education
The Board believes that the stockholders of the Company are best served by a board of directors comprised of individuals who are well versed in modern principles of corporate governance and other subjects relevant to board service. All members of the Board are encouraged to attend any director education programs they deem appropriate to stay informed about developments in corporate governance and the industries in which the Company participates. The Company reimburses directors for the reasonable costs of attending director education programs.
Compensation of Directors
Annual Cash Compensation. In 2018, the Company’s non-employee directors were paid the following cash fees on a quarterly basis in arrears: (i) $45,000 annual fee for each non-employee director; (ii) $15,000 annual fee for the Chair of the Audit Committee; (iii) $10,000 annual fee for the Chair of the Compensation Committee; (iv) $7,500 annual fee for the Chair of the Nominating and Governance Committee; (v) $10,000 annual fee for each member of the Audit Committee other than the Chair; (vi) $8,000 annual fee for each member of the Compensation Committee other than the Chair; and (vii) $6,000 annual fee for each member of the Nominating and Governance Committee other than the Chair.
In 2018, the Compensation Committee engaged McLagan Aon, a compensation data and consulting firm (“McLagan”), to assist the Committee in identifying a peer group and in conducting a review of the Company’s non-employee director and executive compensation programs. McLagan presented its findings to the Committee in a Director Compensation Detailed Analysis (the “McLagan Director Report”) and in an Executive Benchmarking Analysis (the “McLagan Executive Report”), each of which identified a comparator peer group that included 14 companies with a mix of multi-sector industrial conglomerates, diversified financial services and media firms, life sciences and pharmaceutical firms and asset managers (the “Peer Group”). The Peer Group consisted of the following companies:

Cannae Holdings, Inc.	Entravision Communications Corp	Prestige Brands Holdings, Inc.
Carlisle Companies, Inc.	Gannett Co., Inc.	Raven Industries Inc.
Compass Diversified Holdings	Legg Mason, Inc.	Spectrum Brands Holdings
CSW Industrials, Inc.	Meredith Corp	Steel Partners Holdings LP
E.W. Scripps Co.	Opko Health, Inc.
The McLagan Director Report indicated that the Company’s cash and equity retainers for non-management Board members were both currently below the 25th percentile of the Peer Group. Following extensive discussion and deliberations, and based on the recommendations presented by McLagan, the Committee determined that it was in the best interests of the Company and its stockholders to increase the Board’s compensation to position it closer to the median compensation of its peers (the “Director Compensation Increase”) and approved an increase in the fees to be paid to the Company’s non-employee directors beginning on January 1, 2019.
As of January 1, 2019, the Company’s non-employee directors are paid the following cash fees on a quarterly basis in arrears: (i) $70,000 annual fee for each non-employee director; (ii) $31,500 annual fee for the Lead Independent Director; (iii) $25,000 annual fee for the Chair of the Audit Committee; (iv) $16,000 annual fee for the Chair of the Compensation Committee; (v) $12,000 annual fee for the Chair of the Nominating and Governance Committee; (vi) $12,500 annual fee for each member of the Audit Committee other than the Chair; (vii) $8,000 annual fee for each member of the Compensation Committee other than the Chair; and (viii) $6,000 annual fee for each member of the Nominating and Governance Committee other than the Chair. Each of these amounts will be prorated for non-employee directors who are elected or appointed during the year.
The Company also reimburses non-employee directors for their out-of-pocket expenses incurred in connection with their service on the Board. Employees of the Company, such as our named executive officers, who also serve as directors do not receive separate compensation for service on the Board. Because Mr. Falcone is a named executive officer, his compensation is reflected in the 2018 Summary Compensation Table in the “Compensation Tables” section, rather than in the Non-Employee Director Compensation Table below.
Annual Equity Compensation. Unless otherwise provided by the Compensation Committee, following each annual meeting of stockholders during the term of the Second Amended 2014 Plan and for so long as equity is available to issue under such plan or a successor plan, each non-employee director is granted an award of restricted stock (“RSAs”). Prior to the Director Compensation Increase, the award of RSAs had a grant date fair market value of $60,000. In accordance with this policy, on June 13, 2018, the Compensation Committee awarded each of Messrs. Barr, Gfeller, Hillman and Leffler 9,584 shares of restricted stock, two-thirds of which will vest and become non-forfeitable on June 13, 2019 and one-third of which will vest and become non-forfeitable on June 13, 2020 (subject to continued service as a non-employee director through each applicable vesting date).
Following the Director Compensation Increase, as of January 1, 2019, and unless otherwise provided by the Compensation Committee, and for so long as equity is available to issue under the Second Amended 2014 Plan or a successor plan, each non-employee director will be granted RSAs with a grant date fair market value of $90,000, such grant to be made following each annual meeting of stockholders.
Indemnification Agreements with Directors and Executive Officers
The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.
Non-Employee Director Compensation Table
The following table provides compensation information for the year ended December 31, 2018 for each non-employee director:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Wayne Barr, Jr.(2)	$45,000	$59,996	$25,000	(3)	$129,996
Warren H. Gfeller(4)	$74,000	$59,996	$12,500	(5)	$146,496
Lee S. Hillman(6)	$69,000	$59,996	$—		$128,996
Robert V. Leffler, Jr.(7)	$72,500	$59,996	$—		$132,496

(1)
These amounts represent the aggregate grant date fair value of RSAs granted in 2018 computed in accordance with FASB ASC Topic 718 (“ASC 718”). A discussion of the assumptions used in determining grant date fair value may be found in Note 18 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. Each non-employee director received a grant of 9,584 RSAs on June 13, 2018. Each RSA grant had an aggregate grant date fair value of $59,996 based on the closing price of HC2 common stock on June 13, 2018 of $6.26.

(2)	As of December 31, 2018, Mr. Barr had (i) 13,094 RSAs outstanding, and (ii) 4,466 stock options outstanding.

(3)	This amount represents fees paid to Mr. Barr by Global Marine Holdings, LLC, a majority-owned subsidiary of the Company (“GMH LLC”), for his service on the GMH LLC Board of Directors in 2018.

(4)	As of December 31, 2018, Mr. Gfeller had 13,094 RSAs outstanding.

(5)	This amount represents fees paid to Mr. Gfeller by GMH LLC for his service on the GMH LLC Board of Directors in 2018.

(6)	As of December 31, 2018, Mr. Hillman had 13,094 RSAs outstanding.

(7)	As of December 31, 2018, Mr. Leffler had 13,094 RSAs outstanding.

EXECUTIVE OFFICERS
Executive officers are elected by and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of April 16, 2019.

Name	Age	Position
Philip A. Falcone	56	Chairman, President and Chief Executive Officer
Michael J. Sena	46	Chief Financial Officer
Joseph A. Ferraro	41	Chief Legal Officer & Corporate Secretary
Suzi Raftery Herbst	43	Chief Administrative Officer

Philip A. Falcone. Mr. Falcone’s biography can be found under “Board of Directors-Information Regarding Directors.”
Michael J. Sena, has been HC2’s Chief Financial Officer since June 2015 and is a director and/or officer of several of HC2’s subsidiaries. Prior to joining the Company, Mr. Sena was the Senior Vice President and Chief Accounting Officer of HRG from October 2014 to June 2015, and had previously served as the Vice President and Chief Accounting Officer, from November 2012 to October 2014. Mr. Sena was also the Vice President and Chief Accounting Officer of Zap.Com, a subsidiary of HRG, from November 2012 to June 2015, and served as a director of Zap.Com from December 2014 until June 2015. From January 2009 until November 2012, Mr. Sena held various accounting and financial reporting positions with Reader’s Digest Association, Inc., last serving as Vice President and North American Controller. Before joining Reader’s Digest Association, Inc., Mr. Sena served as Director of Reporting and Business Processes for Barr Pharmaceuticals from July 2007 until January 2009. Prior to that, Mr. Sena held various positions with PricewaterhouseCoopers, LLP. Mr. Sena is a Certified Public Accountant and holds a B.S. in Accounting from Syracuse University.

Joseph A. Ferraro, has been Chief Legal Officer and Corporate Secretary of HC2 since September 2017 and is an officer of several of HC2’s subsidiaries. Mr. Ferraro brings to HC2 over 16 years of extensive experience building and managing legal and compliance departments for permanent capital vehicles (including registered investment companies, such as business development companies (“BDCs”) and closed-end funds), registered investment advisers, private equity funds and other pooled investment vehicles. He is responsible for all legal matters at HC2, encompassing mergers and acquisitions, securities, commercial, employment, corporate governance, regulatory and other activities. Prior to joining HC2, for nearly nine years Mr. Ferraro was the General Counsel of Prospect Administration LLC, the administrator for Prospect Capital Corporation (NASDAQ: PSEC, together with its affiliates, “Prospect”), a BDC. Mr. Ferraro also served as Assistant Secretary of PSEC and Deputy Chief Compliance Officer of Prospect Capital Management, L.P., and advised multiple Prospect-affiliated registered investment companies, registered investment advisers and funds. At Prospect, Mr. Ferraro was responsible for legal matters across all Prospect entities and investment funds. Together with other industry general counsel, Mr. Ferraro also promoted, and provided Congressional testimony in support of, legislation to modernize the BDC provisions of the Investment Company Act of 1940, which became law in March 2018. Before joining Prospect, Mr. Ferraro was a corporate associate at the law firms of Boies, Schiller & Flexner LLP and Sullivan & Cromwell LLP. Mr. Ferraro graduated cum laude from Princeton University with an A.B. from The Woodrow Wilson School of Public and International Affairs, and graduated with honors from The Law School at The University of Chicago, where he served on the University of Chicago Law Review as a Staff Member and Managing Editor.

Suzi Raftery Herbst, has been Chief Administrative Officer of HC2 since March 2015. Ms. Herbst has over 18 years of diverse human resources, recruiting, equity and foreign exchange sales experience. Prior to joining HC2, Ms. Herbst was the Senior Vice President and Director of Human Resources of Harbinger Capital and HRG from March 2010 through March 2015. Before joining Harbinger Capital and HRG, Ms. Herbst was the Head of Recruiting at Knight Capital Group.  Prior to Knight, Ms. Herbst held various positions in the Human Resources and Foreign Exchange Sales departments at Cantor Fitzgerald. Ms. Herbst started her career in the Equity Sales department at Merrill Lynch.  Ms. Herbst also served on the Board of Trustees of Cheshire Academy from September 2013 through September 2015. Ms. Herbst earned a Bachelor of Arts degree in Communications and Studio Art from Marist College.

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis that follows provides a description of our compensation program for our (i) Chairman, President and Chief Executive Officer, (ii) Chief Financial Officer, (iii) Chief Legal Officer and Corporate Secretary, (iv) Chief Administrative Officer and (v) former Senior Managing Director of Investments. We refer to these individuals throughout the Compensation Discussion and Analysis and the tables and narratives that follow as our “named executive officers.” For 2018, our named executive officers were as follows:
•Philip A. Falcone, Chairman, President and Chief Executive Officer
•Michael J. Sena, Chief Financial Officer
•Joseph A. Ferraro, Chief Legal Officer and Corporate Secretary
•Suzi Raftery Herbst, Chief Administrative Officer
•Paul K. Voigt, Former Senior Managing Director, Investments

Compensation Program Overview, Philosophy and Objectives
The Compensation Committee’s Annual Compensation Decision-Making Process
Following the end of each fiscal year, the Compensation Committee reviews the Company’s performance and the performance of each named executive officer. Based on this review, the Compensation Committee discusses, assesses, and approves any potential base salary increases related to the current fiscal year, awards annual incentive bonuses with respect to the prior fiscal year, and authorizes equity award grants.
Typically, our CEO makes compensation recommendations to the Compensation Committee with respect to compensation of the named executive officers other than himself. With respect to our CEO, the Compensation Committee makes its decisions absent the input of the CEO.
The Compensation Committee believes that individualized consideration of the various compensation elements described below is necessary to provide the flexibility it needs to make appropriate compensation decisions without relying solely on the use of pre-established formulas or benchmarking. Consequently, the Compensation Committee believes it is in the best interest of the Company and our stockholders to conduct its own research regarding executive compensation, which includes a review of executive compensation programs of companies with whom we compete for executive and management-level talent.
In connection with its review process, the Compensation Committee reviews reports on executive compensation trends issued by respected publications, and compiles compensation information through Equilar, proxy statements, compensation-related public disclosures, industry trade journals and other sources. Recognizing that there is no one listed company that has a diverse group of businesses and geographic reach that would be comparable to the Company, the Compensation Committee conducts its compensation analysis by reviewing the compensation practices of companies with similar lines of operating business. The Compensation Committee also considers compensation practices at various investment banking institutions and private equity funds, as it believes the skill sets of its executives overlap with those required by those institutions. The Compensation Committee does not target any particular percentile or comparative level of compensation for executive officers.
For 2018, the Compensation Committee determined that total compensation was at the appropriate level with respect to the executive positions analyzed. While the Compensation Committee took into account the results of compensation review and assessment in structuring our compensation program, other factors such as our general business and industry developments and individual performance influenced the Compensation Committee’s decision as to the appropriate compensation levels and structure for our named executive officers.
While the Compensation Committee did not benchmark compensation for our named executive officers at any specific level in 2018, they did review our compensation benchmark community to ensure peer company comparability based on our current business model, labor market, and financial structure and utilized the Peer Group and other information contained in the McLagan Executive Report to assess general trends in market executive compensation.

Philosophy and Objectives
Our compensation program for our named executive officers is designed to recognize the level of responsibility of each executive within the Company, taking into account the executive’s role and expected leadership within the Company, as well as to encourage decisions and actions that have a positive impact on our overall performance.
Our compensation philosophy is based upon the following objectives:

•	reinforce the achievement of key business strategies and objectives, through the grant of “at-risk” compensation earned based upon achievement of established performance targets;

•
reward our executives for outstanding performance and business results, based upon achievement of individual goals and objectives recommended to the Compensation Committee by the CEO with respect to his direct reports or, in the case of the CEO, agreed upon by the CEO and the Compensation Committee;

•	value each executive’s unique skills and competencies;

•	attract and retain qualified executives;

•	provide a competitive compensation structure; and

•	emphasize the enhancement of stockholder value and align our executives’ interests with those of our stockholders.

Elements of Compensation
For fiscal year 2018, our executive compensation program for our named executive officers consisted of the following core elements: (i) an annual base salary and (ii) an annual bonus based on the achievement of Company performance measures and each executive’s individual contributions to such achievement, a portion of which is payable in cash and a portion of which is payable in equity awards with an additional time-based service requirement following the grant date. This total mix of payments has allowed us to provide compensation that directly addresses our compensation goals of talent retention, alignment of executive and stockholder interests and linking pay with performance. We also provide our named executive officers with additional benefits, including limited perquisites and participation in a 401(k) plan. The Compensation Committee also from time to time may grant special cash bonuses, sign-on bonuses, cash retention bonuses or incentive equity awards to named executive officers to recognize particularly strong achievement or for specific recruitment or retention purposes. Information on the total compensation of each named executive officer during fiscal year December 31, 2018 is set forth under “2018 Compensation Tables-Summary Compensation Table” below.
Annual Base Salary
The annual base salaries we provide to our named executive officers serve as compensation in recognition of each named executive officer’s ongoing contributions to the day-to-day performance of the operational areas for which he or she is responsible. The employment arrangements we maintain with our named executive officers provide for minimum annual base salaries, which may be increased or, in certain circumstances, decreased from time to time at the discretion of the Compensation Committee. Individual performance is reviewed on an annual basis during the Compensation Committee’s annual evaluation process, which is designed to ensure consistent global Company results, hold our named executive officers accountable for results (i.e., financial, leadership and individual goals) and set expectations for future results (i.e., actual results against budgeted goals). The goals and objectives considered during the annual evaluation process are prepared and reviewed on an annual basis.
The base salaries for our named executive officers (other than our CEO) also reflect input from our CEO regarding individual performance, Company strategy and retention factors.
Our named executive officers each are entitled to receive an annual base salary of $300,000 pursuant to their respective employment agreements, except that Mr. Falcone, upon the recommendations of McLagan (as discussed in the McLagan Executive Report) and the Compensation Committee, received a base salary of $600,000. No named executive officers other than Mr. Falcone received salary increases during fiscal year 2018. For more detail for each named executive officer’s base salary please see “2018 Compensation Tables-Summary Compensation Table” and “Employment Arrangements and Potential Payments Upon Termination or Change in Control.”

Annual Bonus Plan and Stock-Based Compensation
Stock-Based Compensation
On April 11, 2014, the Company’s Board of Directors adopted the HC2 Holdings, Inc. Omnibus Equity Award Plan (the “2014 Omnibus Plan”) and, subject to stockholder approval, subsequently adopted the Amended and Restated 2014 Omnibus Equity Award Plan (the “Amended 2014 Plan”) on April 21, 2017 and the Second Amended and Restated 2014 Omnibus Equity Award Plan (the “Second Amended 2014 Plan,” and together with the 2014 Omnibus Plan, the “Prior Plans”) on April 20, 2018. The Compensation Committee administers the 2014 Omnibus Plan, the Amended 2014 Plan and the Second Amended 2014 Plan and has broad authority to administer, construe and interpret the plans.
The Second Amended 2014 Plan provides for the grant of awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock based awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing.
Establishment of Bonus Pool
During fiscal year 2018, all of the named executive officers participated in the 2014 HC2 Executive Bonus Plan (the “Bonus Plan”). Under the Bonus Plan, executive officers are eligible to earn annual compensation opportunities consisting of both cash and stock-based awards. By providing for a mix of both cash and equity, the Bonus Plan is designed to (i) offer variable compensation that provides competitive levels of total pay to executives if the Company achieves target-level performance results and (ii) reward and encourage long-term value creation by executives. Awards under the Bonus Plan are granted annually with a portion paid immediately in cash and a portion subject to be paid (or in the case of equity awards, vested) in future years so as to provide an additional retention feature.
Each named executive officer (other than Ms. Herbst) had two bonus components under the Bonus Plan with respect to 2018: (1) an individual bonus based on achievement of individual goals and objectives set by the Compensation Committee (and, other than for Mr. Falcone, based on the recommendations of the Company’s CEO) (the “Individual Bonus”), and (2) a corporate bonus based on the achievement of goals and objectives set by the Compensation Committee (and, other than for Mr. Falcone, based on the recommendations of the Company’s CEO) tied directly to the financial and strategic goals of the Company (the “Corporate Bonus”). Ms. Herbst was eligible to receive an Individual Bonus based on achievement of individual goals and objectives set by the Compensation Committee (based on the recommendation of the Company’s CEO), with a target bonus of $450,000 for fiscal year 2018. Mr. Voigt was eligible for both an Individual Bonus and a Corporate Bonus, but received neither because he resigned from employment with the Company during 2018.
For fiscal year 2018, the named executive officers’ Corporate Bonus, if any, was based on the change in the Company’s “Net Asset Value” (as defined below) from the beginning of the Company’s 2018 fiscal year to the end of the Company’s 2018 fiscal year end (“NAV Return”), in excess of a threshold NAV Return level established by the Compensation Committee at the beginning of the 2018 performance year (the “Fiscal Year 2018 Threshold NAV Return”), as well as an assessment of how well the named executive officer was able to adapt to changes and obtain overall financial results in the Company’s businesses and industries and contribute to the NAV Return.
For fiscal year 2018, NAV Return was based on the amount calculated as the product of (i) the percentage increase in the Net Asset Value per share of the Company from the beginning of fiscal year 2018 to the end of fiscal year 2018 multiplied by (ii) the Net Asset Value at the beginning of 2018. The Bonus Plan provides that 12% of the excess, if any, of the NAV Return for fiscal year 2018 over fiscal year 2018 Threshold NAV Return is to be allocated to fund the bonus pool for Corporate Bonuses awarded to our named executive officers and other key employees. Pursuant to the Bonus Plan, this amount may be reduced by the Compensation Committee pursuant to its exercise of negative discretion.
For the purpose of the foregoing calculation, the Company’s “Net Asset Value” is generally calculated by (i) starting with the value of the Company’s “Net Asset Value,” as such term is defined in the certificates of designation governing our Preferred Stock (the “Preferred Stock Certificates”) (but without taking into account any discount with respect to appreciation on assets), (ii) then subtracting from such amount the Company’s deferred tax liabilities, (iii) then adding to such amount the Company’s capital contributions to fund start-up businesses, which is subject to a $10 million cap, (iv) then adding to such amount the Company’s deferred financing costs, (v) then adding to such amount the value of the Company’s assets that have not been appraised, which is subject to a $20 million cap, (vi) then adding to such amount expenses incurred in connection with completing any acquisitions by the Company within the past twelve months, and (vii) excluding any accretion on preferred stock (calculated in the manner contained in the Preferred Stock Certificates). The Company then makes adjustments to eliminate the effects of any conversion of Preferred Stock into common stock and equity issuances during the period.
The Compensation Committee believes that NAV Return is a good proxy for value creation for the Company and its stockholders because it is designed to encourage, among other things, the generation of cash flow by the Company’s subsidiaries and transactions resulting in appreciation of the assets of the Company and its subsidiaries. Further, our Compensation Committee believes that paying a bonus consistently based on NAV Return that is partially subject to vesting over a number of years, encourages a long-term focus on value creation for the benefit of our stockholders.
The Company achieved a NAV Return of 21% during the fiscal year ended December 31, 2018. As a result, the named executive officers (other than Ms. Herbst) were eligible to receive a Corporate Bonus, the specific amounts of which are described in more detail below. Mr. Voigt did not receive a Corporate Bonus because he resigned from employment with the Company during 2018.
Corporate and Individual Performance Bonuses Awarded in Respect of 2018 Performance
The performance of certain of the named executive officers (other than that of our CEO) was subjectively evaluated by our CEO that were based on the achievement of goals and objectives set by the Company’s CEO tied directly to the financial and strategic goals of the Company, as well as an assessment of how well the named executive officer was able to adapt to changes and obtain overall financial results in the Company’s businesses and industries and contribute to the NAV Return. Based on such evaluation, our CEO recommended the amounts to the Compensation Committee (after taking into account the Individual Bonuses awarded) that should be awarded to each of our named executive officers (other than our CEO), which recommendations the Compensation Committee discussed and ultimately accepted. With respect to our CEO, the Compensation Committee determined the percentage of the overall bonus pool that should be allocated to our CEO without the CEO’s input.
The chart below shows the 2018 bonus amounts awarded to each named executive officer (other than Ms. Herbst) in respect of his Corporate Bonus for 2018:

Named Executive Officer	2018 Corporate Bonus Amount
Philip A. Falcone	$6,115,329
Michael J. Sena	$1,019,222
Joseph A. Ferraro	$1,019,222
Paul K. Voigt	$—

For the named executive officers who received a fiscal year 2018 Corporate Bonus, an amount up to two times their target Corporate Bonus, was awarded as follows:

(a)	40% of the Award will be paid in cash in 2018,

(b)	51% of the Award will be granted as restricted stock that vests if the executive remains employed through the first anniversary of the date of grant, and

(c)	9% of the Award will consist of a grant of stock options that vests and becomes exercisable if the executive remains employed through the first anniversary of date of grant.

Any Corporate Bonus paid in excess of two times the named executive officer’s target Corporate Bonus (“Excess Award Value”) was awarded as follows:

(a)
20% of the Excess Award will be paid in cash at the end of the first anniversary of the award date, and 20% of the Excess Award will be paid in cash at the end of the second anniversary of the award date (deferred cash),

(b)
51% of the Excess Award will be granted as restricted stock that vests in two substantially equal installments if the executive remains employed through each of the second and third anniversary of the date of grant, and

(c)
9% of the Excess Award will consist of a grant of stock options that vests and becomes exercisable in two substantially equal installments if the executive remains employed through each of the second and third anniversary of the date of grant.

Because Mr. Voigt’s employment terminated effective May 9, 2018, he was not eligible to receive any bonus payments.
Individual Performance-Based Awards
As stated above, for fiscal year 2018, a portion of the annual bonus (namely, the Individual Bonus) was based on individual performance achievement against certain pre-established goals. For Messrs. Falcone, Sena, Ferraro and Voigt, their target Individual Bonus was set at $100,000. Ms. Herbst’s target Individual Bonus was set at $450,000. The performance goals for each named executive officer’s Individual Bonus were determined by our Compensation Committee on an individual basis. Participants were eligible to earn between 0% and 500% of their individual target bonus based on achievement of these individual performance goals. These Individual Bonuses could have been earned even if NAV Return during fiscal year 2018 did not exceed the Fiscal Year 2018 Threshold NAV Return. Individual Bonus awards with respect to 2018 were paid 75% in cash and 25% in RSAs. Mr. Voigt did not receive an Individual Bonus because he resigned from employment with the Company during 2018.
For fiscal year 2018 our Compensation Committee established both objective and subjective performance goals for Mr. Falcone’s Individual Bonus, which were to: (i) receive dividends from subsidiaries, (ii) broaden and strengthen the Company’s corporate platform through acquisitions and investments, (iii) improve the Company’s financial flexibility, (iv) remain in compliance with all existing or new debt covenants, and (v) work closely with subsidiaries to help in expansion of their platforms.
For fiscal year 2018 our Compensation Committee established both objective and subjective performance goals for Mr. Sena’s Individual Bonus, which were to: (i) improve accounting and financial procedures and internal control, (ii) receive dividends from subsidiaries, (iii) identify and manage accounting and financial priorities and business risks, and (iv) foster growth and teamwork of the finance department.
For fiscal year 2018 our Compensation Committee established both objective and subjective performance goals for Mr. Ferraro’s Individual Bonus, which were to: (i) establish policies and procedures for implementing the highest standards of regulatory legal compliance; (ii) provide high quality legal representation to HC2 with respect to deal-related matters, governance, shareholder agreements, annual meetings, proxy and relevant public filings, and debt/equity offering memorandums/shelf registrations (as directed by the CEO to raise capital); (iii) reduce spending on outside legal fees and filings; (iv) meet all priorities agreed to with the CEO; and (v) foster growth and teamwork of the legal department.
For fiscal year 2018 our Compensation Committee established both objective and subjective performance goals for Ms. Herbst’s Individual Bonus, which were to: (i) improve HR, IT and general services both at the parent and the subsidiary level; (ii) meet all priorities as agreed to with the CEO; (iii) foster growth and teamwork of the HR Department; and (iv) analyze and build out a shared services platform.
The table below shows the amounts awarded to each named executive officer under the Bonus Plan in respect of fiscal year 2018 performance:

Named Executive Officer	Individual Bonus		Corporate Bonus		Total
	Cash	Equity	Cash	Equity
Philip A. Falcone	$—	$—	$2,446,132	$3,669,198	$6,115,330
Michael J. Sena	—	—	407,689	611,533	1,019,222
Joseph A. Ferraro	—	—	407,689	611,533	1,019,222
Suzi Raftery Herbst	562,500	187,500	—	—	750,000
Paul K. Voigt	—	—	—	—	—
Total NEO	$562,500	$187,500	$3,261,510	$4,892,264	$8,903,774

Cash payments are made as follows, as long as the named executive officer is employed with the Company on the payment date:

Named Executive Officer	2019	2020	2021	Total Cash
Philip A. Falcone	$1,600,000	$423,066	$423,066	$2,446,132
Michael J. Sena	400,000	3,844	3,845	407,689
Joseph A. Ferraro	400,000	3,844	3,845	407,689
Suzi Raftery Herbst	562,500	—	—	562,500
Paul K. Voigt	—	—	—	—
Total NEO	$2,962,500	$430,754	$430,756	$3,824,010
Cash amounts payable pursuant to the Bonus Plan are included in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for fiscal year 2018 (although no amounts are actually payable until after the end of fiscal year 2018). However, in the case of equity awards, the SEC disclosure rules require that the Summary Compensation Table and the Grants of Plan-Based Awards table include for each fiscal year the aggregate fair value, as of the grant date, of equity awards granted only during the applicable fiscal year. The equity awards that were earned by our named executive officers pursuant to the Bonus Plan in respect of fiscal year 2018 performance were granted following the end of fiscal year 2018. As these equity awards were made after the end of fiscal year 2018, they are not included in the Summary Compensation Table and Grants of Plan-Based Awards Table in this Proxy Statement, but in accordance with SEC rules will be included in next year’s table for our named executive officers in fiscal year 2019.
2019 HC2 Executive Bonus Plan
The Board adopted the 2019 HC2 Executive Bonus Plan (the “2019 Bonus Plan”) on April 25, 2019. The 2019 Bonus Plan will be effective for fiscal year 2019 and will remain in effect for each fiscal year thereafter until amended or terminated by the Compensation Committee. While the 2019 Bonus Plan generally has the same structure as the Bonus Plan for fiscal year 2018 (as described above), the 2019 Bonus Plan contains certain material differences, which are further described below.
Under the 2019 Bonus Plan, if the NAV Return is above the Threshold NAV Return, the Compensation Committee may still award a Corporate Bonus up to two times the participants’ target Corporate Bonus 40% in cash paid in 2020 and 9% as stock options that vest and become exercisable if the participant remains employed through the first anniversary of the date of grant. However, 51% of the Award will be granted as restricted stock units or restricted stock that vest if the participant remains employed through the first anniversary of the date of grant.
Any 2019 Corporate Bonus paid in excess of two times the participant’s target Corporate Bonus (“2019 Excess Award Value”) will still be awarded 51% as restricted stock that generally vests in two substantially equal installments if the executive remains employed through each of the second and third anniversary of the date of grant and 9% as stock options that generally vest and become exercisable in two substantially equal installments if the executive remains employed through each of the second and third anniversary of the date of grant. However, 40% of the 2019 Excess Award Value will be paid in cash in 2020, rather than as deferred cash paid on the first and second anniversaries of the date of grant.
The Bonus Plan contains certain individual limits on “performance-based compensation awards,” which were intended to meet a “performance-based compensation” exception to the limit imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”) on the Company’s ability to deduct certain executive compensation in excess of $1 million. As further discussed in the section entitled “Tax Considerations” below, the Tax Cuts and Jobs Act eliminated this performance-based exception. The individual limits on “performance-based compensation awards” contained in the Bonus Plan are therefore not included in the 2019 Bonus Plan.
Other Benefits
The named executive officers receive limited benefits that would be considered executive benefits. Most benefits are consistent with those offered generally to employees, which consist of life insurance, travel accident insurance, health insurance, dental insurance, vision insurance, short-term and long-term disability and opportunities to participate in the Company’s 401(k) plan. The Company matches 50% of the employee’s 401(k) plan contributions, up to the first 6% of such employee’s salary, with a maximum of $6,000 annually. In addition, separate and apart from his total compensation received from the Company, Mr.

Falcone received fees in the form of cash and equity from Inseego, of which the Company owned a minority interest, for his service on its Board of Directors in 2018. On August 4, 2018, Mr. Falcone informed Inseego’s Board of Directors (the “Inseego Board”) of his resignation from his position as a Director and Chairman of the Inseego Board effective upon consummation of a private placement at INSG. The Company sold its interest in Inseego effective December 4, 2018.
Advisory Vote on Executive Compensation (“Say on Pay Vote”)
Our Compensation Committee and our Board considered the results of our stockholder vote regarding the non-binding resolution on executive compensation presented at the 2018 Annual Meeting, where over 81% of votes cast approved the compensation program described in the Company’s proxy statement for the 2018 Annual Meeting. Any changes made to our executive compensation programs for fiscal year 2018 were tied to the Company’s 2018 initiatives and were not made in response to the Say on Pay Vote at the 2018 Annual Meeting. The Compensation Committee takes very seriously its role in the governance of the Company’s compensation programs and values input from the Company’s stockholders, and may consider the results of future Say on Pay Votes in connection with making its compensation-related decisions to the extent it deems it appropriate to do so.

Clawback/Forfeiture
Pursuant to the equity agreements under the equity incentive plans, incentive compensation for employees is subject to recoupment in the event that, for example, the Company restates its reported financial results, makes a mistake in calculations (to the extent that either such occurrence resulted in an excess award amount being paid) or to the extent required by applicable law (including, Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act).
Potential Payments to Named Executive Officers Upon Termination or Change in Control
Our employment arrangements and severance guidelines (the “Severance Guidelines”) provide for certain payments to be made to our named executive officers in the event that their employment with the Company is terminated. Severance benefits are an important tool in attracting and retaining key employees and provide a degree of financial security to those employees.
Outstanding equity awards granted under the 2014 Omnibus Plan may be accelerated by the Board upon a Change in Control (as defined in the 2014 Omnibus Plan), such that award recipients have the ability to participate in the change in control with respect to common stock subject to such awards.
Outstanding equity awards granted under the Second Amended 2014 Plan and the Amended 2014 Plan, unless otherwise determined by the Compensation Committee on the date of grant or as set forth in the applicable award agreement, will not accelerate solely as a result of a Change in Control (as defined in the Second Amended 2014 Plan and the Amended 2014 Plan) if a “replacement award” (as defined in the Second Amended 2014 Plan and the Amended 2014 Plan) is promised to a participant in connection with the Change in Control. The vesting of a replacement award will only accelerate in connection with the Change in Control if the participant’s employment is involuntarily terminated by the Company (or a successor thereto) within two years following such Change in Control.
Pursuant to the terms of Mr. Falcone’s options (the “Falcone Options”), any unvested portions of the Falcone Options are accelerated upon the occurrence of a Fundamental Corporate Transaction (as defined in the Options award agreement). This provision, like all other provisions of the Falcone Options, was negotiated at the time of entry into Mr. Falcone’s employment agreement.
For further information regarding the potential severance and change in control benefits provided to our named executive officers pursuant to our employment and equity award arrangements with such named executive officers, as well as our Severance Guidelines, see “Employment Arrangements and Potential Payments Upon Termination or Change in Control.”
Tax Considerations
If a named executive officer is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the IRC, and such benefits do not comply with Section 409A, the executive would be subject to adverse tax treatment, including accelerated income recognition (in the first year that benefits are no longer subject to a substantial risk of forfeiture) and an additional income tax of 20% of the amount so recognized. The employment arrangements of our named executive officers described herein, the Second Amended 2014 Plan and the Prior Plans, generally contain provisions intended to limit or eliminate adverse tax consequences through timing of payments.
Section 162(m) of the IRC generally places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that the Company may deduct from our federal income tax return for any single taxable year.
The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) of the IRC and, among other things, eliminated the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the executive officers subject to Section 162(m) of the IRC (the “Covered Employees”) will include any individual who served as the chief executive officer (“CEO”) or chief financial officer (“CFO”) at any time during the taxable year and the three other most highly compensated executive officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.
The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) of the IRC described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of this transition rule. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee will not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) of the IRC if the Compensation Committee determines that doing so is in the best interests of the Company.
Compensation Committee Interlocks and Insider Participation
During 2018 and currently, the Compensation Committee consists of Robert V. Leffler, Jr. (Chairman), Warren H. Gfeller and Lee S. Hillman. None of the members of the Company’s Compensation Committee during 2018: (i) served as an officer or employee of the Company during 2018, (ii) was formerly an officer of the Company or (iii) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.
During 2018: (A) none of our executive officers served as a member of a compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served on our Compensation Committee; (B) none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee; and (C) none of our executive officers served as a member of the compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served as one of our directors.
Anti-Pledging Policy
Our insider trading policy prohibits pledging, subject to certain exceptions as set forth therein. Under the policy, directors and employees of the Company or its subsidiaries and controlled affiliates and family members living in their households (“Covered Persons”) are not permitted to pledge securities of the Company (“Company Securities”) to secure loans, nor are they permitted to purchase securities of the Company on margin (other than in a cashless exercise of stock options). An exception to this prohibition may be granted by the Chief Legal Officer where a Covered Person wishes to pledge Company Securities as collateral to secure loans or purchase Company Securities on margin where, among other factors, the Covered Person clearly demonstrates the financial capacity and liquidity to repay the loan without resort to the pledged securities; provided that Covered Persons may only pledge Company Securities if (i) such securities represent less than 25% of the Company Securities held by such employee (excluding any unvested equity awards); (ii) such Company Securities represent less than 5% of the outstanding capital stock of the Company; and (iii) a request for approval of the Chief Legal Officer is submitted at least two weeks prior to execution (unless the Chief Legal Officer waives or shortens such notice requirement) and approval is granted. If an individual that was not previously a Covered Person (x) holds Company Securities in a margin account or is pledging Company Securities as a collateral of a loan and (y) becomes a Covered Person, such Covered Person shall promptly request approval from the Chief Legal Officer, and such approval shall be provided if such arrangement was already in place before the individual initially became a Covered Person and, as reasonably determined by the Chief Legal Officer, the aggregate amount of such Company Securities in the margin account and/or pledged is not material.

Anti-Hedging Policy
Pursuant to our insider trading policy, Covered Persons are not permitted to purchase financial instruments that are designed to hedge or offset any decrease in the market value of Covered Securities or otherwise engage in any other type of transaction involving Covered Securities that would have similar economic consequences.
COMPENSATION COMMITTEE REPORT*
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 12, 2019.
Submitted by the Compensation Committee,
Robert V. Leffler, Jr. (Chairman)
Wayne Barr, Jr.
Warren H. Gfeller
Lee S. Hillman

* The material in this Report of the Audit Committee is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

COMPENSATION TABLES

2018 Summary Compensation Table
The following table sets forth, for the fiscal years ended December 31, 2018, 2017 and 2016, the total compensation paid or accrued to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
Philip A. Falcone Chairman, President and Chief Executive Officer	2018	600,000	—	7,104,174	1,385,239	2,446,132	—	11,535,545
	2017	—	—	2,790,457	500,305	4,850,937	—	8,141,699
	2016	—	—	—	1,643,665	2,128,400	—	3,772,065

Michael J. Sena Chief Financial Officer	2018	300,000	—	1,184,029	230,875	407,689	6,000	2,128,593
	2017	300,000	—	528,345	94,618	808,490	6,000	1,737,453
	2016	294,231	150,000	249,998	—	403,200	6,000	1,103,429

Joseph A. Ferraro (1) Chief Legal Officer and Corporate Secretary	2018	300,000	—	459,453	—	407,689	6,000	1,173,142
	2017	86,538	80,000	501,000	—	400,000	2,423	1,069,961

Suzi Raftery Herbst Chief Administrative Officer	2018	300,000	—	112,500	—	562,500	6,000	981,000
	2017	300,000	—	87,500	—	337,500	6,000	731,000
	2016	245,193	—	—	—	262,500	6,000	513,693

Paul K. Voigt(7) Former Senior Managing Director, Investments	2018	113,977	—	1,776,037	193,872	—	—	2,083,886
	2017	300,000	—	1,364,704	246,002	1,212,734	—	3,123,440
	2016	294,231	—	—	—	1,038,800	—	1,333,031

(1)	Information is not presented for years in which Mr. Ferraro was not a named executive officer.

(2)	The amounts in this column represent cash bonuses granted to our named executive officers as sign-on bonuses or minimum bonuses required to be paid pursuant to employment agreements.

(3)
These amounts represent the aggregate grant date fair value of RSAs and/or RSUs granted in 2018, 2017 and 2016, as applicable, computed in accordance with ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 18 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. See “Compensation Discussion and Analysis-Annual Bonus Plan and Stock-Based Compensation” above for a description of the Bonus Plan, which provides for the payment of amounts earned with respect to the 2018 performance period in a mix of cash and equity. Amounts paid in equity in the form of RSAs and/or RSUs to our named executive officers for the 2017 performance period are reflected as 2018 grants in the table above because the grants were made in 2018.

(4)
The amounts in this column represent the aggregate grant date fair value of stock option awards granted in 2018, 2017 and 2016, as applicable, computed in accordance with ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 18 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. See “Compensation Discussion and Analysis-Annual Bonus Plan and Stock-Based Compensation” above for a description of the Bonus Plan, which provides for the payment of amounts earned with respect to the 2018 performance period in a mix of cash and equity. Amounts paid in equity in the form of stock options to our named executive officers for the 2017 performance period are reflected as 2018 grants in the table above because the grants were made in 2018.

(5)
The amounts in this column represent annual cash incentive payments under our Bonus Plan. Amounts reported for each year are based on performance in such year, even if paid subsequent to year-end. See “Compensation Discussion and Analysis-Annual Bonus Plan and Stock-Based Compensation” above for a description of the Bonus Plan, which provides for the payment of amounts earned with respect to the 2018 performance period in a mix of cash and equity. See page 24 for an explanation of the method by which the Cash payments in this column are calculated and paid.

(6)	The amounts in this column represent matching contributions made by the Company to the Company’s 401(k) plan on behalf of each of the named executive officers who participated in such plan.

(7)	Mr. Voigt resigned from employment with the Company effective May 9, 2018.

2018 Grants of Plan-Based Awards
The following table sets forth, for each named executive officer, certain information with respect to grants of plan-based equity awards granted during the fiscal year ended December 31, 2018.

Name and Principal Position		Amounts in $
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
		Threshold	Maximum	Threshold	Target	Maximum
Philip A. Falcone Chairman, President and Chief Executive Officer	March 16, 2018	—	—	—	—	—	1,134,852	—	—	7,104,174
	March 16, 2018	—	—	—	—	—	—	425,276	5.45	1,385,239
Michael J. Sena Chief Financial Officer	March 16, 2018	—	—	—	—	—	189,142		—	1,184,029
	March 16, 2018	—	—	—	—	—	—	70,880	5.45	230,875
Joseph A. Ferraro Chief Legal Officer and Corporate Secretary	March 16, 2018	—	—	—	—	—	73,395	—	—	459,453

Suzi Raftery Herbst Chief Administrative Officer	March 16, 2018	—	—	—	—	—	20,642	—	—	112,499

Paul K. Voigt Former Senior Managing Director, Investments	March 16, 2018	—	—	—	—	—	283,712	—	—	1,776,037
	March 16, 2018	—	—	—	—	—	—	106,320	5.45	193,872

(1)
Amounts shown reflect the aggregate grant date fair value in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 18 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Pursuant to the Bonus Plan, a bonus pool is established in an amount based on the Company’s NAV Return in excess of a threshold NAV Return amount. Each named executive officer (other than Ms. Herbst) may be granted an Individual Bonus and a Corporate Bonus under the Bonus Plan, based on his achievement of individual and corporate-related performance goals, respectively. Pursuant to the Bonus Plan, Corporate Bonus awards are paid out in a mix of cash and equity early in the year following the performance year following an evaluation of Company and individual results. Ms. Herbst is eligible to receive an Individual Bonus based on achievement of individual goals and objectives.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information with respect to our named executive officers concerning unexercised stock option awards and unvested RSA and RSU awards as of December 31, 2018.

Name	Options					Stock
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Philip A. Falcone
Granted: January 15, 2014	4,055	—	(2)	3.58	1/15/2024	—	—	—	—
Granted: May 21, 2014	1,568,864	—	(3)	4.56	5/20/2024	—	—	—	—
Granted: October 28, 2014	53,963	—	(4)	3.77	5/20/2024	—	—	—	—
Granted: October 28, 2014	1,754	—	(4)	3.98	5/20/2024	—	—	—	—
Granted: October 28, 2014	2,394	—	(4)	4.00	5/20/2024	—	—	—	—
Granted: October 28, 2014	14,389	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: August 6, 2015	705,882	—	(4)	4.25	5/20/2024	—	—	—	—
Granted: October 28, 2014	199	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: October 28, 2014	28,170	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: October 28, 2014	4,826	—	(4)	4.04	5/20/2024	—	—	—	—
Granted: October 28, 2014	13,817	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: October 28, 2014	28,452	—	(4)	4.02	5/20/2024	—	—	—	—
Granted: October 28, 2014	18,164	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: October 28, 2014	28,298	—	(4)	4.04	5/20/2024	—	—	—	—
Granted: October 28, 2014	9,869	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: October 28, 2014	11,246	—	(4)	4.03	5/20/2024	—	—	—	—
Granted: October 28, 2014	41,239	—	(4)	4.03	5/20/2024	—	—	—	—
Granted: October 28, 2014	4,386	—	(4)	3.98	5/20/2024	—	—	—	—
Granted: October 28, 2014	49,372	—	(4)	3.85	5/20/2024	—	—	—	—
Granted: August 6, 2015	2,510	—	(4)	4.25	5/20/2024	—	—	—	—
Granted: October 28, 2014	280,472	—	(4)	3.99	5/20/2024	—	—	—	—
Granted: October 28, 2014	258,824	—	(4)	4.36	5/20/2024	—	—	—	—
Granted: October 28, 2014	259	—	(4)	4.46	5/20/2024	—	—	—	—
Granted: August 6, 2015	7,084	—	(4)	4.46	5/20/2024	—	—	—	—
Granted: January 7, 2015	169,697	—	(5)	8.25	1/7/2025	—	—	—	—
Granted: March 12, 2015	309,620	—	(6)	9.00	3/11/2025	—	—	—	—
Granted: November 9, 2015	845,250	—	(7)	7.17	5/21/2024	—	—	—	—
Granted: December 24, 2015	100,742	—	(8)	5.90	5/21/2024	—	—	—	—
Granted: December 24, 2015	200,000	—	(8)	7.08	5/21/2024	—	—	—	—
Granted: January 29, 2016	6,848	—	(9)	7.93	5/21/2024	—	—	—	—
Granted: April 14, 2016	333,333	166,667	(10)	7.50	4/14/2026	—	—	—	—
Granted: April 14, 2016	333,333	166,667	(10)	10.50	4/14/2026	—	—	—	—
Granted: April 14, 2016	333,333	166,667	(10)	13.50	4/14/2026	—	—	—	—
Granted: March 10, 2017	40,943	—	(11)	5.50	3/10/2027	—	—	—	—
Granted: March 10, 2017	40,943	102,303	(12)	5.50	3/10/2027	274,048	723,487	—	—
Granted: March 16, 2018	—	425,276	(13)	5.45	3/16/2028	1,134,852	2,996,009	—	—

Michael J. Sena
Granted: March 10, 2017	8,266	—	(14)	5.50	3/10/2027	—	—	—	—
Granted: March 10, 2017	8,266	18,360	(15)	5.50	3/10/2027	49,183	129,843	—	—
Granted: March 16, 2018	—	70,880	(16)	5.45	3/16/2028	189,142	499,335	—	—

Name	Options					Stock
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph Ferraro
Granted: November 13, 2017	—	—	(17)	—	—	66,269	174,950	—	—
Granted: March 16, 2018	—	—	(18)	—	—	73,395	193,763	—	—

Suzi Raftery Herbst
Granted: March 10, 2017	—	—	(19)	—	—	5,303	14,000	—	—
Granted: March 16, 2018	—	—	(20)	—	—	20,642	54,495	—	—

Paul K. Voigt
Granted: March 10, 2017	—	60,293	(21)	5.50	3/10/2027	161,513	426,394	—	—
Granted: March 16, 2018	—	106,320	(22)	5.45	3/16/2028	283,712	749,000	—	—

(1)	Values calculated based on the closing price of HC2 common stock on December 31, 2018 of $2.64.

(2)	Mr. Falcone was granted 4,055 stock options on January 15, 2014 as part of his compensation as a non-employee director during 2014, all of which are fully vested.

(3)	Mr. Falcone was granted 1,568,864 stock options on May 21, 2014 pursuant to the Initial Option, all of which are fully vested.

(4)
On October 28, 2014, anti-dilution adjustment options (the “October Anti-Dilution Options”) to purchase an aggregate of 1,782,082 Shares were issued to Mr. Falcone promptly following the execution of the Option Clarification Agreement. The October Anti-Dilution Options vest in three equal installments on the date of issuance and on each of the first and second anniversaries of the date of the original date of the event that resulted in the issuance of anti-dilution options, subject to Mr. Falcone’s continued employment with the Company on each vesting date. A portion of the October Anti-Dilution Options were issued in respect of the Company’s issuance of its Series A Convertible Participating Preferred Stock (“Series A Preferred Stock”) and related pay-in-kind dividends on such Series A Preferred Stock, based on a conversion price of $4.25 with respect to the Series A Preferred Stock, as follows: options to purchase (1) 750,000 Shares at $4.05, (2) 2,667 Shares at $4.00 and (3) 7,527 Shares at $4.46 (collectively, the “Original Series A Contingent Options”). On August 6, 2015, the Company determined that the Original Series A Contingent Options should have been issued based on a conversion price of $4.25 with respect to the Series A Preferred Stock, as follows: options to purchase (1) 705,882 Shares at $4.25, (2) 2,510 Shares at $4.25, and (3) 7,084 Shares at $4.46 (collectively, the “Corrected Series A Contingent Options”). On the same date, the Company issued the Corrected Series A Contingent Options to Mr. Falcone contemporaneously with the surrender of the Original Series A Contingent Options for cancellation. The Corrected Series A Contingent Options otherwise have the same vesting dates and terms as the Original Series A Contingent Options. One-third of these stock options vested immediately, one-third vested on October 28, 2015 and the other one-third vested on October 28, 2016. A portion of the October Anti-Dilution Options included in the table above are only exercisable if and when the Series A Preferred Stock (715,476 stock options) and Series A-1 Preferred Stock (259,083 stock options) is converted into common stock.

(5)
Mr. Falcone was granted 169,697 stock options on January 7, 2015 pursuant to the Initial Option, all of which are fully vested. This option is exercisable only if and when the Series A-2 Preferred Stock is converted into common stock.

(6)
Mr. Falcone was granted 309,620 stock options on March 12, 2015 as payment of a portion of his incentive bonus earned with respect to the 2014 performance period under the Bonus Plan, all of which are fully vested.

(7)	Mr. Falcone was granted 845,250 stock options on November 9, 2015 pursuant to the Initial Option.

(8)	Mr. Falcone was granted 300,742 stock options on December 24, 2015 pursuant to the Initial Option.

(9)
On January 29, 2016, the Company determined that, as a result of the issuance and sale by the Company of 8,452,500 Shares on November 4, 2015 as disclosed on the Company’s Current Form 8-K filed on November 9, 2015, and the issuance of 1,007,422 Shares and a warrant to purchase 2,000,000 Shares pursuant to that certain stock purchase agreement as disclosed on the Company’s Current Form 8-K filed on December 28, 2015, an adjustment to the conversion price of the Series A-2 Convertible Participating Preferred Stock (“Series A-2 Preferred Stock”) was required under the terms of the Certificate of Designation of the Series A-2 Preferred Stock from $8.25 to $7.93 (the “Series A-2 Adjustment”). As a result of the Series A-2 Adjustment, on January 29, 2016, anti-dilution adjustment options to purchase an aggregate of 6,848 Shares (the “Adjusted Series A-2 Options”) were issued to Mr. Falcone. The exercise price of the Adjusted Series A-2 Options is $7.93 per share, and the Adjusted Series A-2 Options vest in three equal installments on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Falcone’s continued employment with the Issuer on each vesting date. The Adjusted Series A-2 Options are fully vested.

(10)
In consideration for eliminating the anti-dilution protection provisions, Mr. Falcone received an award after market on April 14, 2016, consisting of 1,500,000 premium stock options (the “2016 Premium Option”) that were issued under the 2014 Omnibus Plan. The 2016 Premium Option will vest in three equal installments on each of the first three anniversaries following the grant date (with each tranche vesting one-third on each such date), and the applicable per share exercise prices will be as follows: (a) a per share exercise price of $7.50 with respect to an option to acquire 500,000 shares; (b) a per share exercise price of $10.50 with respect to an option to acquire 500,000 shares; and (c) a per share exercise price of $13.50 with respect to an option to acquire 500,000 shares.

(11)	Mr. Falcone was granted 40,943 stock options on March 10, 2017, which options were fully vested on the grant date.

(12)
Mr. Falcone was granted 383,725 RSUs and 143,246 options on March 10, 2017. On March 10, 2018, 29% of both awards vested. On March 10, 2019, 35.5% of both awards vested. An additional 35.5% of each award will vest on March 10, 2020.

(13)
Mr. Falcone was granted 1,134,852 RSUs and 425,276 stock options on March 16, 2018. On March 15, 2019, 33% of both awards vested. An additional 33.5% of each award will vest on each of March 16, 2020 and March 16, 2021.

(14)	Mr. Sena was granted 8,266 stock options on March 10, 2017, which options were fully vested on the grant date.

(15)
Mr. Sena was granted 71,326 RSUs and 26,626 options on March 10, 2017. On March 10, 2018, 31% of both awards vested and an additional 34.5% vested on March 10, 2019. The final 34.5% of both awards will vest on March 10, 2020.

(16)
Mr. Sena was granted 189,142 RSUs and 70,880 options on March 16, 2018. On March 15, 2019, 49.5% of both awards vested, and an additional 25.3% of both awards will vest on each of March 16, 2020 and March 16, 2021.

(17)
Pursuant to his employment agreement, Mr. Ferraro received an initial long-term equity grant consisting of 99,404 RSAs on November 13, 2017, of which 33.4% vested on November 13, 2018, and 33.3% will vest on each of November 13, 2019 and November 13, 2020.

(18)	Mr. Ferraro was granted 73,395 RSUs on March 16, 2018. On March 15, 2019, 67% of the award vested, and the final third of the RSUs will vest on March 16, 2020.

(19)	Ms. Herbst was granted 15,909 RSAs on March 10, 2017, which vested one-third on the grant date and one-third on each of March 10, 2018 and March 10, 2019.

(20)	Ms. Herbst was granted 20,642 RSAs on March 16, 2018. On March 15, 2019, 67% of the award vested, and the final third of these shares will vest on March 16, 2020.

(21)
Mr. Voigt was granted 201,163 RSUs and 75,095 options on March 10, 2017. On March 10, 2018, 20% of both awards vested and on March 10, 2019, an additional 40% of both award vested. The final 40% of both awards will vest on March 10, 2020. Mr. Voigt exercised 14,802 of these options in 2018.

(22)
Mr. Voigt was granted 283,712 RSUs and 106,320 options on March 16, 2018. On March 15, 2019, 59.4% of both awards vested, and an additional 20.3% of each award will vest on each of March 16, 2020 and March 16, 2021.

Option Exercises and Stock Vested in 2018
The following table sets forth, for each named executive officer, details of any stock options exercised or awards that vested in 2018.

Name	Options		Restricted Stock
	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Philip A. Falcone	171,795	$349,398	109,677	$629,546
Michael J. Sena	—	—	22,143	$127,101
Joseph A. Ferraro	—	—	33,135	$120,943
Suzi R. Herbst	—	—	5,303	$30,439
Paul K. Voigt	54,604	$68,526	39,650	$227,591

(1)
Determined by multiplying the options exercised during fiscal year 2018 by the closing market price of our common stock on the respective exercise dates, less the strike price of the respective options.

(2)
Determined by multiplying the shares of restricted stock that vested during fiscal year 2018 by the closing market price of our common stock on the respective vesting dates, but excluding any tax obligations incurred in connection with such vesting.

EMPLOYMENT ARRANGEMENTS AND POTENTIAL PAYMENTS
UPON TERMINATION OR CHANGE IN CONTROL
We have entered into employment arrangements with each of our named executive officers, setting forth certain terms of their employment with and/or separation from the Company, as applicable.
Employment Agreement with Philip A. Falcone
On May 21, 2014, we entered into an employment agreement with Philip A. Falcone to serve as the Company’s Chairman, President and Chief Executive Officer (the “Falcone Employment Agreement”). The Falcone Employment Agreement provides that Mr. Falcone will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Falcone Employment Agreement, Mr. Falcone received the Falcone Options in lieu of any base salary, subject to the ability of the Compensation Committee to award Mr. Falcone a base salary following an annual review. Upon the recommendations of McLagan, as discussed in the McLagan Executive Report, and the Compensation Committee, Mr. Falcone was granted a base salary of $600,000, effective January 1, 2018. The Falcone Employment Agreement also provides that the Compensation Committee may, in its discretion, include Mr. Falcone as a participant in any annual bonus plan. Pursuant to the Falcone Employment Agreement, Mr. Falcone is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position and to be reimbursed for reasonable and properly documented business expenses.
In the event of Mr. Falcone’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Mr. Falcone is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Falcone Employment Agreement), Mr. Falcone will not be entitled to any earned but unpaid discretionary cash bonus. The Company’s current Severance Guidelines provide that upon termination of the CEO’s employment by the Company without Cause or by Mr. Falcone for Good Reason, he is entitled to twelve months of annual base salary plus twelve months of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) health benefit premiums, if eligible, subject to execution of a separation and release agreement.
Pursuant to the Falcone Employment Agreement, Mr. Falcone is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Mr. Falcone receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his employment and for eighteen months following Mr. Falcone’s separation from the Company. Mr. Falcone is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.
Employment Agreement with Michael J. Sena
On May 20, 2015, we entered into an employment agreement with Michael J. Sena to serve as the Company’s Chief Financial Officer (the “Sena Employment Agreement”). The Sena Employment Agreement provides that Mr. Sena will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Sena Employment Agreement, Mr. Sena (i) was eligible to receive an initial annual base salary of $300,000, (ii) received an initial equity grant consisting of shares of restricted stock in the amount of $957,000, which became fully vested in 2017, (iii) received a sign-on bonus equal to $150,000, and (iv) received an annual bonus consisting of (a) a minimum cash bonus of $150,000, during his first two years of employment, and (b) an additional bonus at the discretion of the Compensation Committee, with a target of $150,000 in the first two years of employment. Pursuant to the Sena Employment Agreement, Mr. Sena is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position, to receive ongoing equity grants at the same time as equity awards are granted to other senior executives, and to be reimbursed for reasonable and properly documented business expenses.
In the event of Mr. Sena’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Mr. Sena is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Sena Employment Agreement), Mr. Sena will not be entitled to any earned but unpaid discretionary cash bonus. Upon termination by the Company without Cause or by Mr. Sena for Good Reason, Mr. Sena will also be entitled to any minimum cash bonuses for his first two years of employment not yet paid as of such termination. The Company’s current Severance Guidelines provide that upon termination of Mr. Sena’s employment by the Company without Cause or by Mr. Sena for Good Reason, he is entitled to six months of annual base salary plus six months of COBRA health benefit premiums, if eligible, subject to execution of a separation and release agreement.
Pursuant to the Sena Employment Agreement, Mr. Sena is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Mr. Sena receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his employment and for eighteen months following Mr. Sena’s separation from the Company. Mr. Sena is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.
Employment Agreement with Joseph A. Ferraro
On September 11, 2017, the Company entered into an employment agreement with Mr. Joseph A. Ferraro to serve as the Company’s Chief Legal Officer and Corporate Secretary (the “Ferraro Employment Agreement”). The Ferraro Employment Agreement provides that Mr. Ferraro will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Ferraro Employment Agreement, Mr. Ferraro (i) was eligible to receive an initial annual base salary of $300,000, (ii) received an initial equity grant of RSAs equal to the quotient of (I) $501,000 divided by (II) the closing price for a share of the Company’s common stock on the business day immediately preceding the date of grant (the “Grant Date”), which RSAs will vest in three equal installments beginning on the first anniversary of the Grant Date, subject to Mr. Ferraro’s continued employment with the Company on each vesting date and (iii) received a sign-on bonus equal to $80,000 on September 30, 2017. The Ferraro Employment Agreement also provides that the Compensation Committee may, in its discretion, include Mr. Ferraro as a participant in any annual bonus plan. Pursuant to the Ferraro Employment Agreement, Mr. Ferraro is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position and to be reimbursed for reasonable and properly documented business expenses.
In the event of Mr. Ferraro’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Mr. Ferraro is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Ferraro Employment Agreement), Mr. Ferraro will not be entitled to any earned but unpaid discretionary cash bonus. The Company’s Severance Guidelines provide that upon termination of Mr. Ferraro’s employment by the Company without Cause or by Mr. Ferraro for Good Reason, he is entitled to six months of annual base salary plus six months of COBRA health benefit premiums, if eligible, subject to execution of a separation and release agreement.
Pursuant to the Ferraro Employment Agreement, Mr. Ferraro is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Mr. Ferraro receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his employment and for eighteen months following Mr. Ferraro’s separation from the Company. Mr. Ferraro is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.
Employment Agreement with Suzi Raftery Herbst
On March 1, 2015, we entered into an employment agreement with Suzi Raftery Herbst to serve as the Company’s Chief Administrative Officer (the “Herbst Employment Agreement”). The Herbst Employment Agreement provides that Ms. Herbst will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Herbst Employment Agreement, Ms. Herbst (i) was eligible to receive an initial annual base salary of $250,000 and (ii) received an initial equity grant of 22,906 shares of restricted stock, which became fully vested in 2017. The Herbst Employment Agreement also provides that the Compensation Committee may, in its discretion, include Ms. Herbst as a participant in any annual bonus plan. Pursuant to the Herbst Employment Agreement, Ms. Herbst is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with her position and to be reimbursed for reasonable and properly documented business expenses.
In the event of Ms. Herbst’s termination of employment with the Company, she will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Ms. Herbst is terminated for Cause or terminates her employment without Good Reason (as such terms are defined in the Herbst Employment Agreement), Ms. Herbst will not be entitled to any earned but unpaid discretionary cash bonus. The Company’s Severance Guidelines provide that upon termination of Ms. Herbst’s employment by the Company without Cause or by Ms. Herbst for Good Reason, she is entitled to six months of annual base salary plus six months of COBRA health benefit premiums, if eligible, subject to execution of a separation and release agreement.
Pursuant to the Herbst Employment Agreement, Ms. Herbst is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Ms. Herbst receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of her employment and for eighteen months following Ms. Herbst’s separation from the Company. Ms. Herbst is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.
Employment and Separation Agreement with Paul K. Voigt
On October 1, 2014, we entered into an employment agreement with Paul K. Voigt to serve as the Company’s Senior Managing Director of Investments (the “Voigt Employment Agreement”). The Voigt Employment Agreement provides that Mr. Voigt will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Voigt Employment Agreement, Mr. Voigt (i) was eligible to receive an initial annual base salary of $300,000, and (ii) received an initial equity grant consisting of (a) 125,000 shares of restricted stock, which became fully vested in 2016, and (b) 25,000 options to purchase the Company’s common stock, which became fully vested in 2016. The Voigt Employment Agreement also provides that the Compensation Committee may, in its discretion, include Mr. Voigt as a participant in any annual bonus plan. Pursuant to the Voigt Employment Agreement, Mr. Voigt was also entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position and to be reimbursed for reasonable and properly documented business expenses.
Mr. Voigt resigned from employment with the Company effective May 9, 2018, and, therefore, he was not eligible to receive any severance benefits under the Voigt Employment Agreement or the Company Severance Guidelines, other than any accrued but unpaid base salary, any unpaid paid time off and any unreimbursed business expenses. In connection with his separation, the Company entered into a separation agreement with Mr. Voigt that provides for the continued vesting of his previously granted unvested restricted stock units and stock options, which stock options will remain exercisable for a period of 30 days following each vesting date, as well as for the continued payment of his previously earned cash bonus awards, subject to his execution of an effective release of claims in favor of the Company.  Mr. Voigt remained subject to the non-competition restrictions contained in his employment agreement for a period of six months following his separation date and will continue to be bound by the non-solicitation, non-disparagement and confidentiality restrictions contained in his employment agreement.
Summary of Termination Payments
The following table sets forth amounts of cash compensation that would have been paid, or were paid, in the case of Mr. Voigt, to our named executive officers by reason of the covered termination circumstances indicated, based on their employment agreements and the Company’s Severance Guidelines in effect during 2018. The amounts shown assume that in each case termination was effective as of December 31, 2018.

Name and Form of Payment	Termination by the Company without Cause or by the Executive for Good Reason(1)
Philip A. Falcone
Severance Payment	$600,000
Benefits Continuation	$—
Total Termination Payments	$600,000

Michael J. Sena
Severance Payment	$150,000
Benefits Continuation	$16,559
Total Termination Payments	$166,559

Name and Form of Payment	Termination by the Company without Cause or by the Executive for Good Reason(1)

Joseph A. Ferraro
Severance Payment	$150,000
Benefits Continuation	$16,559
Total Termination Payments	$166,559

Suzi R. Herbst
Severance Payment	$150,000
Benefits Continuation	$16,559
Total Termination Payments	$166,559

Paul K. Voigt(2)
Severance Payment	$—
Benefits Continuation	$—
Total Termination Payments	$—

(1)
The employment agreements of the named executive officers (described on pages 36-38) provide that the named executives will receive the severance set forth in the Company’s Severance Guidelines upon a termination by the Company without cause or by the Executive for good reason. The Company’s Severance Guidelines provide that upon such termination, (i) the CEO shall receive twelve months of annual base salary plus twelve months of COBRA premiums, if eligible, and (ii) the Chief Financial Officer, Chief Legal Officer, Senior Managing Director of Investments and Chief Administrative Officer each shall receive six months of annual base salary plus six months of COBRA premiums, if eligible. The severance amounts are paid in a lump sum. The Executives’ employment agreements include restrictive covenants, which are described above.

(2)
Mr. Voigt resigned from employment with the Company effective May 9, 2018 and, therefore, he was not eligible to receive any severance benefits under the Voigt Employment Agreement or the Company Severance Guidelines.

Treatment of Equity Awards of Our Named Executive Officers Upon Termination
Pursuant to the named executive officers’ employment agreements, the Second Amended 2014 Plan, the Amended 2014 Plan, the 2014 Omnibus Plan and the award agreements thereunder, named executive officers are generally not entitled to receive accelerated vesting of any unvested RSAs, RSUs and stock options by reason of the named executive officer’s termination of his employment with the Company, except as provided below:

•
Awards granted under the Second Amended 2014 Plan and the Amended 2014 Plan, unless otherwise determined by the Compensation Committee on the date of grant or as set forth in the applicable award agreement, will accelerate upon involuntary termination if within two years of Change in Control if the award is a replacement award (as such terms are defined in the Amended 2014 Plan); and

•
Vested options issued under any of the plans generally remain exercisable for a period of time following termination, the extent of which depends on the reason for the termination, except that in the event the grantee is terminated for Cause (as defined in the applicable plan), any vested and unexercised options would also be forfeited.

Treatment of Unvested Equity Awards of Our Named Executive Officers Upon a Change in Control or Similar Transaction

•
Outstanding equity awards granted under the Second Amended 2014 Plan and the Amended 2014 Plan, unless otherwise determined by the Compensation Committee on the date of grant or as set forth in the applicable award agreement, will not accelerate solely as a result of a Change in Control (as defined in the Amended 2014 Plan) if a “replacement award” (as defined in the Amended 2014 Plan) is promised to a participant in connection with such change in control. The vesting of a replacement award will only accelerate in connection with a change in control if the participant’s employment is involuntarily terminated by the Company (or a successor thereto) within two years following such change in control.

•
Outstanding equity awards granted under the 2014 Omnibus Plan may be accelerated by the Board upon a Change in Control (as defined in the 2014 Omnibus Plan), such that award recipients have the ability to participate in the change in control with respect to common stock subject to such awards.

•
Pursuant to the terms of Mr. Falcone’s Options, any unvested portions of the Options are accelerated upon the occurrence of a Fundamental Change Transaction (as defined in the Options to include, among other transactions, any sale or other disposition of all or substantially all of the Company’s assets or the acquisition of a majority of the voting power of its capital stock by certain third parties). Mr. Falcone’s 2016 Premium Options, on the other hand, will not automatically accelerate upon a change in control.

The following chart sets forth the estimated incremental benefits which our named executive officers would have received if the unvested RSAs, RSUs and options held by them as of December 31, 2018 had become fully vested as a result of the occurrence of (i) an involuntary termination within two years of a Change in Control, for purposes of the Second Amended 2014 Plan and the Amended 2014 Plan, (ii) a Change in Control, for purposes of the 2014 Omnibus Plan, and (iii) a Fundamental Change Transaction for purposes of Mr. Falcone’s Options, in each case, on December 31, 2018. The estimated amount of benefits was calculated by multiplying the closing price on December 31, 2018 of HC2’s common stock of $2.64 on the NYSE by (i) with respect to RSAs and RSUs, the number of unvested RSAs and RSUs held by the applicable named executive officer, and (ii) with respect to options, the number of unvested options held by the applicable named executive officer, and subtracting the exercise price with respect to such options.

Named Executive Officer	Accelerated Vesting of RSAs and Options Under Second Amended 2014 Plan and Prior Plans ($)(1)	Accelerated Vesting of Mr. Falcone’s Options ($)(2)	Total Estimated Benefits ($)
Philip A. Falcone	3,719,496	—	3,719,496
Michael J. Sena	629,178	—	629,178
Joseph A. Ferraro	368,713	—	368,713
Suzi Raftery Herbst	68,495	—	68,495
Paul K. Voigt(3)	1,175,394	—	1,175,394

(1)
Assumes that the Board exercised its discretion under the Second Amended 2014 Plan and the Prior Plans to accelerate the vesting of all unvested RSAs and options in connection with the change in control.

(2)
Assumes the occurrence of a Fundamental Change Transaction as of December 31, 2018. Note that, as of December 31, 2018, the exercise price of Mr. Falcone’s options was greater than the market price of the Company’s common stock. Therefore the accelerated vesting value of options is $0.

(3)	Mr. Voigt resigned from employment with the Company effective May 9, 2018 and, therefore, he would not have been eligible to receive any incremental benefits.

CERTAIN RELATIONSHIPS
Policies and Procedures for Related Person Transactions
In accordance with our Guidelines, the Board shall evaluate and approve, ratify or disapprove, in consultation with the Audit Committee or another committee designated by the Board for such purpose, any related person transaction, based on whether such transaction presents inappropriate conflicts of interest, impairs the “independence” of any related person (as defined in Item 404 of Regulation S-K) and/or is fair to the Company.
Pursuant to the Audit Committee’s Charter, the Audit Committee has the authority to establish and implement policies and procedures for the Audit Committee’s review and approval or disapproval of proposed transactions, arrangements or relationships with respect to which executive officers, directors or holders of more than 5% of any class of the Company’s outstanding stock or members of their immediate families have a direct or indirect material interest (“Related Party Transactions”). The Audit Committee has adopted written procedures to evaluate and approve the terms and conditions of Related Party Transactions (the “Procedures”). The Procedures provide, among other things, that at each of the Audit Committee’s meetings, and in no event less than on a quarterly basis, the Audit Committee will be provided with the details of each existing or proposed Related Party Transaction that it has not previously approved, ratified or disapproved.

In determining whether to approve a Related Party Transaction, the Procedures provide that the Audit Committee will consider the following factors, among others, to the extent relevant to the Related Party Transaction: (i) whether the terms of the Related Party Transaction are fair to the Company and on terms at least as favorable to the Company as would apply if the other party was not or did not have an affiliation with a director, executive officer or employee of the Company, (ii) whether there are demonstrable business reasons for the Company to enter into the Related Party Transaction, (iii) whether the Related Party Transaction would impair the independence of a director, and (iv) whether the Related Party Transaction would present an improper conflict of interest for any director, executive officer or employee of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or employee, the direct or indirect nature of the interest of the director, executive officer or employee in the transaction, the ongoing nature of any proposed relationship, and any other factors the Audit Committee or the Chairman of the Audit Committee deems relevant. The Procedures further provide that in the event that the Company becomes aware of a Related Party Transaction that was not approved by the Audit Committee prior to consummation, such transaction shall be reviewed and ratified as promptly as reasonably practicable.
PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees.
We identified the median employee by examining the fiscal year 2018 total compensation for all individuals (other than our Chief Executive Officer), who were employed by us on December 31,2018. In making this determination, we included all employees of the Company and our consolidated subsidiaries, whether employed on a full-time or part-time basis, and whether located in the United States or in another country..
We calculated all of the elements of the median employee’s compensation for fiscal year 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in an annual total compensation of $24,458. Our Chief Executive Officer’s annual total compensation for fiscal year 2018 was $11,535,545, as disclosed in the Summary Compensation Table appearing on page 30. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was approximately 471.64 to 1.
Given the various methodologies that public companies are permitted to use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.
EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2018.

Plan Category	Number of Securities Issued or to be Issued upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (excluding Securities Reflected in column (a))(1)
Equity compensation plans approved by security holders	4,272,755		1,343,227
Equity compensation plans not approved by security holders (2)	2,888,106
Total	7,160,861	$6.51(3)

(1)
These amounts represent shares under the Company’s Second Amended 2014 Plan. Pursuant to the Amended 2014 Plan and the 2014 Omnibus Plan, no further awards may be granted under the Company’s Management Compensation Plan (the “Management Compensation Plan”). However, awards that had been previously granted pursuant to the Management Compensation Plan will continue to be subject to and governed by the terms of the Management Compensation Plan.

(2)	These amounts represent shares under Mr. Falcone’s Options.

(3)	Represents the weighted-average exercise price of stock options outstanding under the Second Amended 2014 Plan, the Philip Falcone Option Agreement and the Management Compensation Plan.

REPORT OF THE AUDIT COMMITTEE*
The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for fiscal year 2018 with the Company’s management, and also has discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 regarding “Communications with Audit Committees.” The Audit Committee received both the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP the independence of BDO USA, LLP from the Company.
Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company for fiscal year 2018 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 12, 2019.
Submitted by the Audit Committee,
Warren H. Gfeller (Chairman)
Wayne Barr, Jr.
Lee S. Hillman
Robert V. Leffler, Jr.

* The material in this Report of the Audit Committee is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

ADVISORY VOTE ON COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS (“SAY ON PAY VOTE")

(PROPOSAL 2)
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related rules of the SEC (including Section 14A of the Exchange Act) enables stockholders to approve, on an advisory basis, a resolution on our executive compensation, as disclosed in this Proxy Statement. We describe this item as an advisory vote on executive compensation, but it is more commonly known as a “Say on Pay Vote.” Under these same rules, we are required to give stockholders the opportunity to express their views as to how frequently we should conduct a Say on Pay Vote (commonly known as the “Say on Frequency Vote”). Our last Say on Frequency Vote was held at the 2013 Annual Meeting, at which time our stockholders expressed the view that our Say on Pay Votes should be held on an annual basis. Though the results of Say on Frequency Votes are non-binding, as a result of this Say on Frequency Vote, we have conducted Say on Pay Votes every year since the 2013 Annual Meeting.
In considering their vote, we urge our stockholders to review carefully our compensation policies and decisions regarding our named executive officers as presented in the “Compensation Discussion and Analysis” section beginning on page 21 of this Proxy Statement. As described in that section, we believe that our compensation program has been appropriately designed to meet its objectives. A significant portion of the compensation provided to the named executive officers is based upon the Company’s performance and the performance of our share price, and we believe this compensation structure closely aligns the interests of our named executive officers with the interests of our stockholders.
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by our Board. Although non-binding, our Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
Accordingly, we are asking our stockholders to approve, on a non-binding, advisory basis, the following resolution in respect of this Proposal 2:
“RESOLVED, that the stockholders of the Company hereby approve the compensation paid to HC2’s named executive officers as disclosed in the Proxy Statement for our 2019 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Board Recommendation
The Board unanimously recommends a vote, on a non-binding, advisory basis, “FOR” the non-binding approval of our executive compensation.

ADVISORY VOTE ON FREQUENCY OF HOLDING SAY ON PAY VOTES
(“SAY ON FREQUENCY VOTE”)

(PROPOSAL 3)

In accordance with the Dodd-Frank Act and the related rules of the SEC, we are requesting our stockholders recommend, on a non-binding. advisory basis, whether we should submit the compensation of our named executive officers to the stockholders on a non-binding, advisory basis (that is, a Say on Pay Vote similar to the vote in Proposal 2 above) every one, two or three years.
After considering the benefits and consequences of each option for the frequency of advisory Say on Pay Votes, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate approach for the Company. In formulating this recommendation, the Board considered that an annual advisory vote allows our stockholders to provide their direct input on our executive compensation most frequently. As an advisory vote, this Proposal 3 is also non-binding on the Company; however, the Compensation Committee values the opinions expressed by stockholders and will consider the frequency option that receives the highest number of stockholder votes.

Board Recommendation
The Board unanimously recommends a vote, on a non-binding, advisory basis, for the option of “EVERY ONE YEAR” as the frequency for the advisory vote on executive compensation.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 4)

The Board recommends that stockholders ratify the appointment of BDO USA, LLP (“BDO”), independent registered public accounting firm to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2019. The appointment of BDO was recommended to the Board by its Audit Committee. BDO served as independent registered public accounting firm for the Company for the fiscal year ended December 31, 2018.
Representatives of BDO will be present at the 2019 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Annual Meeting.
The affirmative vote of a majority of the votes cast by holders of HC2’s common stock and Preferred Stock, voting as a single class and with the Preferred Stock voting on an as-converted basis is required to ratify the appointment of BDO.
We engaged BDO as our independent registered public accounting firm for the fiscal years ended December 31, 2018 and 2017. The decision to engage BDO for those years was approved by our Audit Committee. In considering the nature of the services provided by BDO, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with BDO and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as the American Institute of Certified Public Accountants. The Audit Committee has selected BDO to conduct the audit of our financial statements for the fiscal year ending December 31, 2019.
Independent Registered Public Accounting Firm Fees
The following table summarizes the aggregate fees paid by us to BDO and its affiliates in 2018 and 2017 (in thousands):

	2018	2017
Audit Fees (1)	$5,590	$3,853
Audit-Related Fees	—	—
Tax Fees (2)	55	35
All Other Fees	—	—
Total	$5,645	$3,888

(1)
Fees for audit services include audit of financial statements and audit of internal controls over financial reporting, as required by Section 404 of Sarbanes-Oxley, reviews of quarterly financial statements and other matters related to SEC filings and capital market activities. Also included are statutory audit fees paid by our subsidiaries.

(2)	Fees for tax services include earnings, profit and dividends analysis, Section 162(m) analysis, and state and local tax studies.
Pre-Approval Policy

The services performed by BDO in 2018 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent registered public accounting firm may perform.
On a quarterly basis, the Audit Committee reviews a description of services (the “Service List”) expected to be performed by the independent registered public accounting firm in each of the Disclosure Categories, the status of services and fees incurred year-to-date against the original Service List and pre-approval limits and the forecast of remaining services and fees for the fiscal year.
Services provided by the independent registered public accounting firm during 2018 and included in the Service List were pre-approved in accordance with the policies and procedures of the Audit Committee. Any requests for audit, audit-related, tax, and other services contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the

Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

Board Recommendation
The Board unanimously recommends a vote “FOR” the ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

As of April 16, 2019, there were (i) 45,629,254 shares of common stock, (ii) 6,375 shares of Series A Preferred Stock equal to 1,520,387 shares of common stock on an as-converted basis, and (iii) 4,000 shares of Series A-2 Preferred Stock equal to 568,182 shares of common stock on an as-converted basis, in each case, outstanding and entitled to vote, or a total of 47,717,823 shares of common stock (including the Preferred Stock on an as-converted basis) outstanding and entitled to vote.
Except as otherwise indicated, the following table sets forth, as of April 16, 2019, certain information as to the beneficial ownership of the Company’s common stock, Series A Preferred Stock and Series A-2 Preferred Stock, including shares of common stock as to which a right to acquire beneficial ownership existed (for example, through the exercise of common stock options or warrants or conversion of the Preferred Stock, that are exercisable or convertible as of, and within 60 days from, April 16, 2019 within the meaning of Rule 13d-3(d)(1) under the Exchange Act by: (i) each person or group who is known to the Company to be the beneficial owner of more than five percent of any class of voting securities of the Company, (ii) each director, (iii) each named executive officer, and (iv) all directors and executive officers as a group. For purposes of this filing, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Unless otherwise indicated, each person had, as of April 16, 2019, sole voting power and sole dispositive power with respect to the Company’s shares, subject to applicable community property laws. The address of each of our directors and executive officers is c/o HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022.

Name and Business Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Outstanding Common Stock (1)	Number of Shares of Outstanding Series A Preferred Stock Beneficially Owned (2)	Percentage of Series A Preferred Stock (2)	Number of Shares of Outstanding Series A-2 Preferred Stock Beneficially Owned (3)	Percentage of Series A-2 Preferred Stock (3)	Percentage of Outstanding Common Stock and Preferred Stock On An As-Converted Basis (1)(2)(3)
B. Riley Financial, Inc. and its affiliates(4) 21255 Burbank Boulevard, Suite 400 Woodland Hills, CA 91367	4,136,162	9.1%	—	—	—	—	8.7%
Jefferies LLC (5) 520 Madison Ave New York, NY 10022	3,524,974	7.7%	—	—	—	—	7.4%
Mittleman Brothers, LLC and its affiliates and/or affiliated funds (6) 105 Maxess Road, Suite 207 Melville, NY 11747	3,001,223	6.6%	—	—	—	—	6.3%
Whitebox Advisors LLC (7) 3033 Excelsior Boulevard, Suite 300 Minneapolis, MN 55416	2,739,725	5.7%	—	—	—	—	5.4%
Benefit Street Partners L.L.C. (8) and its affiliates and/or affiliated funds 9 West 57th Street, Suite 4700 New York, NY 10019	2,208,542	4.7%	6,375	100%	—	—	4.6%
American Financial Group, Inc. (9) Great American Insurance Group Tower 301 East Fourth Street Cincinnati, OH 45202	3,175,875	7.0%	—	—	—	—	6.7%
Long Ball Partners, LLC (10) 2000 Avenue of the Stars, 9 th Fl S. Los Angeles, CA 90067	568,182	1.2%	—	—	4,000	100%	1.2%

Name and Business Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Outstanding Common Stock on a stand-alone basis (1)	Number of Shares of Outstanding Series A Preferred Stock Beneficially Owned (2)	Percentage of Series A Preferred Stock (2)	Number of Shares of Outstanding Series A-2 Preferred Stock Beneficially Owned (3)	Percentage of Series A-2 Preferred Stock (3)	Percentage of Outstanding Common Stock and Preferred Stock On An As-Converted Basis (1)(2)(3)
Directors, Nominees, Named Executive Officers and Executive Officers and Directors as a group
Philip A. Falcone (11)	7,850,328	15.1%	—	—	—	—	14.5%
Michael J. Sena (12)	312,538	*	—	—	—	—	*
Joseph A. Ferraro	126,246	*	—	—	—	—	*
Suzi R. Herbst.(13)	119,586	*	—	—	—	—	*
Paul K. Voigt (14)	—	—	—	—	—	—	—
Warren H. Gfeller	39,744	*	—	—	—	—	*
Lee S. Hillman	34,744	*	—	—	—	—	*
Robert V. Leffler, Jr.	29,363	*	—	—	—	—	*
Wayne Barr, Jr. (15)	833,422	1.8%	—	—	—	—	1.7%
All executive officers and directors as a group (9 people) (16)	9,345,971	17.7%	—	—	—	—	17.0%

*	Less than 1% of the outstanding common stock.

(1)
Shares of common stock of which a person has the right to acquire beneficial ownership within 60 days from April 16, 2019 are deemed outstanding for computing the percentage ownership of such person, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)
Each outstanding share of Series A Preferred Stock is presently convertible into approximately 238.49 shares of common stock. The shares of Series A Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A Preferred Stock stated in these columns reflect ownership of shares of Series A Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series A Preferred Stock at this ratio.

(3)
Each outstanding share of Series A-2 Preferred Stock is presently convertible into 142.05 shares of common stock. The shares of Series A-2 Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A-2 Preferred Stock stated in these columns reflect ownership of shares of Series A-2 Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series A-2 Preferred Stock at this ratio.

(4)
Based solely on a Schedule 13D filed with the SEC on December 14, 2018 by B. Riley Financial, Inc. (“BRF”), B. Riley FBR, Inc. (“BRFBR”), B. Riley Wealth Management, Inc. (“BRWM”), BRC Partners Opportunity Fund, L.P. (“BRPLP”), B. Riley Capital Management, LLC (“BRCM”), BRC Partners Management GP, LLC (“BRPGP”), Dialectic Antithesis Partners, LP (“Dialectic”), BR Dialectic Capital Management, LLC (“BR Dialectic”) and B. Riley Diversified Equity Fund (“BRDEF”), each of whom is treated as a member of a “group” with the other reporting persons for purposes of Rule 13d-5(b)(1) of the Exchange Act, as amended. BRF is the parent company of BRFBR and BRWM. As a result, BRF may be deemed to indirectly beneficially own the shares held by BRFBR and BRWM. BRPGP is the general partner of BRPLP, BRCM is an investment advisor to BRPLP and BRF is the parent company of BRCM. As a result, BRPGP, BRCM and BRF may be deemed to indirectly beneficially own the shares held by BRPLP. BR Dialectic is the general partner of and an investment advisor to Dialectic, BR Dialectic is a wholly-owned subsidiary of BRCM, and BRF is the parent company of BRCM. As a result, BR Dialectic, BRCM and BRF may be deemed to indirectly beneficially own the shares held by Dialectic. BRCM is an investment advisor to BRDEF and BRF is the parent company of BRCM. As a result, BRCM and BRF may be deemed to indirectly beneficially own the shares held by BRDEF. The Schedule 13D discloses that BRPLP beneficially owns directly 554,683 shares of the Company’s common stock, Dialectic beneficially owns directly 275,000 shares of the Company’s common stock, BRDEF beneficially owns directly 90,408 shares of the Company’s common stock, BRWM beneficially owns directly 12,416 shares of the Company’s common stock, and BRFBR beneficially owns directly 3,197,255 shares of the Company’s common stock. In addition, BRCM acts as investment adviser for managed accounts which directly own an additional 6,400 shares of the Company’s common stock, and BRCM indirectly beneficially owns these shares.

(5)
Based solely on a Schedule 13G filed with the SEC on February 13, 2017, by Jefferies LLC, Jefferies Group LLC, Limestone Merger Sub, LLC and Leucadia National Corporation. According to the Schedule 13G, the reporting persons have shared voting and dispositive power with respect to, and beneficially own, 3,524,974 shares of the Company’s common stock.

(6)
Based solely on a Schedule 13G filed with the SEC on July 19, 2017, Amendment No. 1 to Schedule 13G filed with the SEC on January 31, 2018 and Amendment No. 2 to Schedule 13G filed with the SEC on February 1, 2019 by Mittleman Brothers, LLC, Master Control LLC, Mittleman Investment Management, LLC, Christopher P. Mittleman, David J. Mittleman and Philip C. Mittleman. According to the filings, MIM provides investment advices to institutional clients, high-net-worth individuals, and pooled investment vehicles (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, MIM may be deemed to be the beneficial owner of the shares of the Company’s common stock held by such Managed Portfolios. The Managing Members of Mittleman Brothers are Christopher P. Mittleman, David J. Mittleman, and Philip C. Mittleman. Mittleman Brothers is the sole member of Master and Master is the sole member of MIM. Mittleman Brothers and Master may be deemed to beneficially own securities owned by MIM. As a result, Mittleman Brothers and Master may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that MIM may have with respect to the Company’s common stock held by the Managed Portfolios. Christopher P. Mittleman is the Managing Partner and Chief Investment Officer of MIM and may be deemed to beneficially own securities beneficially owned by MIM, David J. Mittleman is the Managing Partner and Chief Client Relationship Officer of MIM and may be deemed to beneficially own securities beneficially owned by MIM, Philip C. Mittleman is the Chief Executive Officer, President and Managing Partner of MIM and may be deemed to beneficially own securities beneficially owned by MIM. According to the filings, Mittleman Brothers LLC disclaims beneficial ownership of 248,123 shares owned by Philip C. Mittleman, but may otherwise be deemed to share voting power and dispositive power in respect of such shares.

(7)
Based solely on a Schedule 13G filed with the SEC on November 30, 2018 by Whitebox Advisors LLC. According to the Schedule 13G, the reporting person beneficially owns 2,739,725 shares of the Company’s common stock, which are issuable upon the conversion of the Company’s 7.5% convertible senior notes due June 1, 2022 (the “Convertible Notes”).

(8)
Based on a Schedule 13D filed with the SEC on June 9, 2014, Amendment No.1 to Schedule 13D filed with the SEC on September 25, 2014 and Amendment No. 2 to Schedule 13D filed with the SEC on August 19, 2015, Amendment No. 3 to the Schedule 13D filed with the SEC on October 31, 2016 and Amendment No. 4 to the Schedule 13D filed with the SEC on December 28, 2018 by Benefit Street Partners L.L.C. (“BSP”), Providence Equity Capital Markets L.L.C. (“PECM”), Jonathan M. Nelson, Paul J. Salem, Glenn M. Creamer and Thomas J. Gahan. BSP is the investment manager of Providence Debt Fund III L.P., Providence Debt Fund III Master (Non-US) L.P. and Benefit Street Partners SMA LM L.P. (collectively, the “BSP Funds”). PECM is the investment manager of PECM Strategic Funding L.P. Messrs. Creamer, Gahan, Nelson and Salem collectively control each of BSP and PECM through their indirect ownership of membership interests of BSP and PECM. As a result, each of Messrs. Creamer, Gahan, Nelson and Salem and BSP may be deemed to share beneficial ownership of the shares of common stock beneficially held by the BSP Funds, and each of Messrs. Creamer, Gahan, Nelson and Salem and PECM may be deemed to share beneficial ownership of the shares of common stock beneficially held by PECM Strategic Funding L.P. Amendment No. 4 to Schedule 13D discloses that the reporting persons have shared voting and dispositive power with respect to, and beneficially own, 2,208,542 shares of the Company’s common stock, which amount consists of 688,157 shares of the Company’s common stock and 1,520,385 shares of common stock that may be acquired upon conversion of 6,375 shares of Series A Preferred Stock.

(9)
Based solely on a Schedule 13G filed with the SEC on January 22, 2016 Amendment No. 1 to Schedule 13G filed with the SEC on January 23, 2017, Amendment No. 2 to Schedule 13G filed with the SEC on January 26, 2018 and Amendment No. 3 to Schedule 13G filed with the SEC on January 25, 2019 by American Financial Group, Inc., American Financial Group, Inc. has sole voting and dispositive power with respect to, and beneficially owns, 3,175,875 shares of common stock, which amount consists of 1,007,421 shares of common stock and warrants to purchase 2,168,454 shares of common stock.

(10)
Based on that certain Securities Purchase Agreement, entered into by and among the Company, Mariner LDC, Caspian Select Credit Master Fund, Ltd., Caspian Solitude Master Fund, L.P., Caspian HLSC1, LLC, Super Caspian Cayman Fund Limited, Caspian SC Holdings, L.P. and Long Ball Partners, LLC, dated January 5, 2015, pursuant to which such parties purchased the number of shares of Series A-2 Preferred Stock indicated.

(11)
Includes 6,043,953 vested stock options and 500,001 stock options that vest within 60 days of April 16, 2019. Includes 540,000 shares of the Company’s common stock owned by Global Opportunities Breakaway MM LLC, of which Mr. Falcone is the Managing Member and, as such, has sole power to vote or dispose of such shares.

(12)	Includes 60,780 vested stock options.

(13)
Includes 6,000 shares of the Company’s common stock held in trust for the benefit of Ms. Herbst’s children. Ms. Herbst disclaims beneficial ownership of all securities so held in trust except to the extent of her pecuniary interest therein.

(14)	Mr. Voigt, our former Senior Managing Director, Investments, separated from his employment with the Company effective May 9, 2018.

(15)
Includes 200,000 shares of the Company’s common stocks held by CCUR Holdings, Inc. (“CCUR”), of which Mr. Barr is the Chairman, President and CEO . Mr. Barr disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein. Includes 4,466 vested stock options and 570,776 shares of the Company’s common stock that are issuable upon conversion of the Convertible Notes held by CCUR.

(16)	Includes 6,109,199 vested stock options, and 500,001 stock options that vest within 60 days of April 16, 2019.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Our executive officers, directors and 10% stockholders are required under the Exchange Act to file with the SEC reports of ownership and changes in ownership in their holdings in our stock. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all filings required to be made by the Company’s Section 16(a) reporting persons during fiscal year 2018 were made on a timely basis.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for notices of Internet availability of proxy materials, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single notice of Internet availability of proxy materials, proxy statement and annual report to those stockholders. Each stockholder will continue to receive a separate proxy card. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Company stockholders will be householding our proxy materials. A single Notice, or, if applicable, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018 will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. We will deliver promptly upon written or oral request a separate copy of the Notice or, if applicable, the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018 to any stockholder at a shared address to which a single copy of any of those documents was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate notice of Internet availability of proxy materials, proxy statement or annual report, as applicable, please notify your broker or direct your request to the Corporate Secretary of the Company, HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, or by phone at (212) 235-2696.
Stockholders who currently receive multiple copies of the proxy materials, proxy statement or annual report, as applicable, at their address and would like to request householding of their communications should contact their broker.
Stockholder Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Corporate Secretary of the Company at the Company’s principal executive offices, 450 Park Avenue, 30th Floor, New York, NY 10022 no later than January 3, 2020. In addition, all proposals will have to comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. However, if the date of the 2020 Annual Meeting is changed by more than 30 days from the date of the 2019 Annual Meeting, then the deadline will be a reasonable time before we print and mail our proxy materials.
Stockholder proposals not intended for inclusion in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders and that are a proper subject for stockholder action under the DGCL, as well as director nominations, may be presented directly at the 2020 Annual Meeting of Stockholders. The proxy holder listed on the proxy card will vote in accordance with his or her discretion on any such proposals or nominations.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the above requirements.

Copies of the Notice, the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018, which includes our financial statements and provides additional information about us, are available to stockholders of record and entitled to vote at the 2019 Annual Meeting and to notice thereof on the Company’s website at www.hc2.com under “Investor Relations-Proxy Materials.” Each person whose proxy is being solicited and who represents that, as of the record date for the 2019 Annual Meeting, he or she was a beneficial owner of shares entitled to be voted at such meeting may obtain additional printed copies of our Annual Report on Form 10-K for the year ended December 31, 2018, including our financial statements, free of charge, from us by sending a written request to HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: Corporate Secretary. Exhibits will be provided upon written request.

ANNUAL MEETING OF STOCKHOLDERS OF

HC2 HOLDINGS,INC.

June 13, 2019

This proxy is solicited on behalf of the Board of Directors

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003333303430000000 5 061319

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FIVE NOMINEES LISTED BELOW, FOR PROPOSALS 2 AND 4, AND FOR "EVERY ONE YEAR" ON PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:	FOR	AGAINST	ABSTAIN
Philip A. Falcone	☐	☐	☐
Wayne Barr, Jr.	☐	☐	☐
Warren H. Gfeller	☐	☐	☐
Lee S. Hillman	☐	☐	☐
Robert V. Leffler, Jr.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3. To recommend, on a non-binding, advisory basis, whether the Say on Pay Vote should be held every one, two or three years.	☐	☐	☐	☐

Note: Such other business as may properly come before the meeting or any continuations, postponements or adjournments thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

HC2 HOLDINGS, INC.

June 13, 2019

This proxy is solicited on behalf of the Board of Directors

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333303430000000 5   061319

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FIVE NOMINEES LISTED BELOW, FOR PROPOSALS 2 AND 4, AND FOR "EVERY ONE YEAR" ON PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:	FOR	AGAINST	ABSTAIN
Philip A. Falcone	☐	☐	☐
Wayne Barr, Jr.	☐	☐	☐
Warren H. Gfeller	☐	☐	☐
Lee S. Hillman	☐	☐	☐
Robert V. Leffler, Jr.	☐	☐	☐

3. To recommend, on a non-binding, advisory basis, whether the Say on Pay Vote should be held every one, two or three years. 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN ☐

Note: Such other business as may properly come before the meeting or any continuations, postponements or adjournments thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

HC2 HOLDINGS, INC.

Annual Meeting of Stockholders

June 13, 2019 11:00 AM Eastern Time

This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of HC2 HOLDINGS, INC. ("HC2") hereby revokes all previous proxies and appoints Michael J. Sena and Joseph A. Ferraro, and each of them, either of whom may act without joinder of the other, with full power of substitution and resubstitution, as proxy holders of the undersigned, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this card all of the shares of common stock, Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”) and Series A-2 Convertible Participating Preferred Stock (the “Series A-2 Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), voting as a single class on an as-converted basis, that the undersigned is entitled to vote at the Annual Meeting of Stockholders of HC2 (the "Annual Meeting") to be held on June 13, 2019 at 11:00 a.m. Eastern Time at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036 and any continuations, adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote (a) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve and (b) on such other business as may properly come before the Annual Meeting or at any adjournments, continuations, or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made, this proxy will be voted FOR the five nominees in Proposal 1, FOR Proposals 2 and 4, for “EVERY ONE YEAR” on Proposal 3 and, in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

For directions to the Annual Meeting please call (212) 235-2691.

(Continued and to be signed on the reverse side.)

1.1

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